                                                                    EXHIBIT 99.2

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                              FINANCIAL STATEMENTS

                                      INDEX

      (a) The following documents are filed as part of this Form 8-K:

(1) Financial Statements. The following Financial Statements of Covad Communications Group, Inc. and Report of Independent Registered Public Accounting Firm are filed as part of this report.

         Report of Ernst & Young LLP,
         Independent Registered Public Accounting Firm
         Consolidated Balance Sheets
         Consolidated Statements of Operations
         Consolidated Statements of Stockholders' Equity (Deficit) Consolidated Statements of Cash Flows
         Notes to Consolidated Financial Statements

                          REPORT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Covad Communications Group, Inc.

      We have audited the accompanying consolidated balance sheets of Covad Communications Group, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Covad Communications Group, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

      As discussed in Note 15, the consolidated financial statements for the year ended December 31, 2003 have been restated.

                                                   /s/ Ernst & Young LLP

Walnut Creek, California
February 12, 2004,
except for Notes 15 and 14,
as to which the dates are May 11, 2004
and May 27, 2004, respectively

                        COVAD COMMUNICATIONS GROUP, INC.

                           CONSOLIDATED BALANCE SHEETS
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                              DECEMBER 31,
                                                                      --------------------------
                                                                         2003           2002
                                                                      ------------   -----------
                                                                       (RESTATED,
                                                                      SEE NOTE 15)
                                        ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                             $    65,376    $    94,416
Short-term investments                                                     48,969        108,076

Restricted cash and cash equivalents                                        2,892          2,576

Accounts receivable, net of allowances of $4,951 at December 31,
  2003 ($5,388 at December 31, 2002)                                       28,528         21,746
Unbilled revenues                                                           5,127          3,921
Other receivables                                                             637          1,385
Inventories                                                                 5,335          5,096

Prepaid expenses and other current assets                                   3,761          5,524
                                                                      -----------    -----------
  Total current assets                                                    160,625        242,740
Property and equipment, net                                                94,279        108,737

Collocation fees and other intangible assets, net of accumulated amortization of $49,698 at December 31, 2003 ($32,372 at December
  31, 2002)                                                                40,848         43,284
Investments in unconsolidated affiliates                                       --          1,026
Deferred costs of service activation                                       31,486         40,286
Deferred customer incentives                                                4,431          3,540
Other long-term assets                                                      3,042          2,548
                                                                      -----------    -----------
  Total assets                                                        $   334,711    $   442,161
                                                                      ===========    ===========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable                                                      $    12,982    $    10,915
Accrued compensation                                                       21,661         12,774
Current portion of capital
lease obligations                                                              --            165

Accrued collocation and network service fees                               18,714         16,537

Accrued transaction-based taxes                                            35,268         45,426
Accrued interest                                                            5,683          5,683
Accrued market development funds and customer incentives                    7,024          6,422

Unresolved claims related to bankruptcy proceedings                         7,378          7,381
Other accrued liabilities                                                   5,607          8,581
                                                                      -----------    -----------
  Total current liabilities                                               114,317        113,884
Long-term debt                                                             50,000         50,000
Collateralized customer deposit                                            60,258         68,191
Deferred gain resulting from deconsolidation of subsidiary                 53,963         53,972
Unearned revenues                                                          61,726         73,815
                                                                      -----------    -----------
  Total liabilities                                                       340,264        359,862
Commitments and contingencies
STOCKHOLDERS' EQUITY (DEFICIT):

Preferred stock, $0.001 par value; 5,000,000 shares authorized; no
  shares issued and outstanding at December 31, 2003 and 2002                  --             --
Common stock, $0.001 par value; 590,000,000 shares authorized;
  230,163,012 shares issued and outstanding at December 31, 2003
  (223,182,511 shares issued and outstanding at December 31, 2002)            230            223

Common stock -- Class B, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2003
  and 2002                                                                     --             --
Additional paid-in capital                                              1,651,267      1,612,319
Deferred stock-based
  compensation                                                            (14,459)          (160)

Accumulated other comprehensive loss                                         (953)          (747)
Accumulated deficit                                                    (1,641,638)    (1,529,336)
                                                                      -----------    -----------
  Total stockholders'
  equity (deficit)                                                         (5,553)        82,299
                                                                      -----------    -----------

  Total liabilities and stockholders' equity (deficit)                $   334,711    $   442,161
                                                                      ===========    ===========

                             See accompanying notes.

                        COVAD COMMUNICATIONS GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------
                                                      2003              2002              2001
                                                  -------------    -------------    -------------
                                                   (RESTATED,
                                                  SEE NOTE 15)
Revenues, net                                     $     388,851    $     383,496    $     332,596
Operating expenses:
  Network and product costs                             288,122          298,336          461,875
  Sales, marketing, general and administrative          140,081          150,373          199,908
  Provision for bad debts (bad debt recoveries)              99              319             (658)
  Depreciation and amortization of property
   and equipment                                         56,559          112,438          137,920
  Amortization of intangible assets                      17,325           14,650           12,919
  Provision for restructuring expenses                    1,235               --           14,364
  Provision for long-lived asset impairment                  --               --           11,988
  Litigation-related expenses, net                           --          (11,628)          31,160
                                                  -------------    -------------    -------------
   Total operating expenses                             503,421          564,488          869,476
                                                  -------------    -------------    -------------
Loss from operations                                   (114,570)        (180,992)        (536,880)
Other income (expense):
  Interest income                                         2,105            5,122           24,593
  Realized gain (loss) on short-term
   investments                                               --              (17)           5,909
  Other than temporary losses on short-term
   investments                                               --               --           (1,311)
  Provision for impairment of investments in
   unconsolidated affiliates                               (747)            (388)         (10,069)
  Equity in losses of unconsolidated affiliates            (279)            (806)         (13,769)
  Gain (loss) on disposal of investments in
   unconsolidated affiliate                                  --             (636)             178
  Interest expense (contractual interest
   expense was $142,356 during the year ended
   December 31, 2001)                                    (5,526)          (5,581)         (92,782)
  Miscellaneous income (expense), net                     6,715           (1,530)          (2,218)
  Reorganization expenses, net                               --               --          (62,620)
  Gain on extinguishment of debt                             --               --        1,033,727
                                                  -------------    -------------    -------------
  Other income (expense), net                             2,268           (3,836)         881,638
                                                  -------------    -------------    -------------
Net income (loss)                                 $    (112,302)   $    (184,828)   $     344,758
                                                  =============    =============    =============
Basic and diluted per share amounts:
  Net income (loss)                               $       (0.50)   $       (0.84)   $        1.94
                                                  =============    =============    =============
  Weighted average common shares used in
   computing basic and diluted per share
   amounts                                          224,949,891      219,743,662      177,347,193
                                                  =============    =============    =============

                             See accompanying notes.

                        COVAD COMMUNICATIONS GROUP, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                     PREFERRED STOCK       COMMON STOCK        ADDITIONAL
                     ---------------       ------------         PAID-IN
                     SHARES   AMOUNT     SHARES      AMOUNT     CAPITAL
                     ------   ------     ------      ------     -------
BALANCES AT
 DECEMBER 31, 2000     --      --     171,937,452   $   172   $  1,509,365
Issuance of common
 stock                 --      --       1,010,000         1            579
Issuance of common
 stock upon exercise
 of options            --      --       4,100,979         4          2,109
Repurchase of
 common stock          --      --         (67,500)       --           (172)
Issuance of common
 stock upon
 emergence from
Chapter 11
 bankruptcy            --      --      37,292,800        37         93,568
Deconsolidation of
 subsidiary            --      --              --        --             --
Stock-based
 compensation          --      --              --        --            439
Issuance of common
 stock for business
 acquisition           --      --       2,268,481         2          2,062
Reversal of
 deferred
 stock-based
 compensation          --      --              --        --         (1,213)
Amortization of
 deferred
 stock-based
 compensation          --      --              --        --             --
Unrealized losses
 on
 available-for-sale
 securities            --      --              --        --             --
Foreign currency
 translation           --      --              --        --             --
Net income             --      --              --        --             --
                     ----    ----     -----------   -------   ------------

                                           NOTES       ACCUMULATED                     TOTAL
                        DEFERRED        RECEIVABLE        OTHER                    STOCKHOLDERS'
                       STOCK-BASED         FROM       COMPREHENSIVE  ACCUMULATED      EQUITY
                      COMPENSATION     STOCKHOLDERS   INCOME (LOSS)    DEFICIT       (DEFICIT)
                     --------------    ------------   -------------  -----------   -------------
BALANCES AT
 DECEMBER 31, 2000    $     (3,067)    $       (423)  $        556   $ (1,689,266) $   (182,663)
Issuance of common
 stock                          --               --             --             --           580
Issuance of common
 stock upon exercise
 of options                     --               --             --             --         2,113
Repurchase of
 common stock                   --               --             --             --          (172)
Issuance of common
 stock upon
 emergence from
Chapter 11
 bankruptcy                     --               --             --             --        93,605
Deconsolidation of
 subsidiary                     --              423             --             --           423
Stock-based
 compensation                   --               --             --             --           439
Issuance of common
 stock for business
 acquisition                    --               --             --             --         2,064
Reversal of
 deferred
 stock-based
 compensation                1,213               --             --             --            --
Amortization of
 deferred
 stock-based
 compensation                1,597               --             --             --         1,597
Unrealized losses
 on
 available-for-sale
 securities                     --               --         (2,327)            --        (2,327)
Foreign currency
 translation                    --               --           (588)            --          (588)
Net income                      --               --             --        344,758       344,758
                      ------------     ------------   ------------   ------------  ------------

                             See accompanying notes.

                               PREFERRED STOCK         COMMON STOCK               ADDITIONAL
                               ---------------    -----------------------          PAID-IN
                               SHARES  AMOUNT     SHARES           AMOUNT          CAPITAL
                               ------  ------     ------           ------          -------
BALANCES AT
 DECEMBER 31, 2001               --      --     216,542,212              216        1,606,737
Issuance of common stock         --      --       5,417,251                6            4,303
Issuance of common
 stock upon exercise
 of options                      --      --       1,005,937                1              398
Issuance of common
 stock following
 emergence from
 Chapter 11
 bankruptcy                      --      --         217,111               --              261
Issuance of warrants             --      --              --               --            3,790
Stock-based compensation         --      --              --               --              285
Deferred stock-based
 compensation                    --      --              --               --              290
Amortization (reversal) of
 deferred stock-based
 compensation                    --      --              --               --           (3,745)
Unrealized losses on
 available-for-sale
 securities                      --      --              --               --               --
Foreign currency translation     --      --              --               --               --
Net loss                         --      --              --               --               --
                                 --      --     -----------     ------------     ------------
BALANCES AT
 DECEMBER 31, 2002               --      --     223,182,511              223        1,612,319
Issuance of common stock         --      --       1,996,222                2            1,721
Issuance of common
 stock upon exercise
 of options                      --      --       4,984,279                5            6,453
Issuance of warrants                                     --               --            2,640
Stock-based compensation         --      --              --               --            1,356
Deferred variable
 stock-based
 compensation
 (restated, see Note 15)         --      --              --               --           26,778
Amortization of
 deferred variable
 stock-based
 compensation
 (restated, see Note 15)         --      --              --               --               --
Amortization of deferred
 stock-based
 compensation                    --      --              --               --               --
Unrealized losses on
 available-for-sale
 securities                      --      --              --               --               --
Net loss                         --      --              --               --               --
                                 --     ---     -----------     ------------     ------------
BALANCES AT
 DECEMBER 31, 2003
 (restated, see Note 15)         --     $--     230,163,012     $        230     $  1,651,267
                                 ==     ===     ===========     ============     ============


                                                    NOTES      ACCUMULATED                          TOTAL
                                   DEFERRED      RECEIVABLE       OTHER                         STOCKHOLDERS'
                                 STOCK-BASED        FROM      COMPREHENSIVE     ACCUMULATED        EQUITY
                                 COMPENSATION   STOCKHOLDERS  INCOME (LOSS)       DEFICIT         (DEFICIT)
                                 ------------   ------------  -------------       -------        -----------
BALANCES AT
 DECEMBER 31, 2001                      (257)           --          (2,359)      (1,344,508)         259,829
Issuance of common stock                  --            --              --               --            4,309
Issuance of common
 stock upon exercise
 of options                               --            --              --               --              399
Issuance of common
 stock following
 emergence from
 Chapter 11
 bankruptcy                               --            --              --               --              261
Issuance of warrants                      --            --              --               --            3,790
Stock-based compensation                  --            --              --               --              285
Deferred stock-based
 compensation                           (290)           --              --               --               --
Amortization (reversal) of
 deferred stock-based
 compensation                            387            --              --               --           (3,358)
Unrealized losses on
 available-for-sale
 securities                               --            --             270               --              270
Foreign currency translation              --            --           1,342               --            1,342
Net loss                                  --            --              --         (184,828)        (184,828)
                                 -----------      --------     -----------      -----------      -----------
BALANCES AT
 DECEMBER 31, 2002                      (160)           --            (747)      (1,529,336)          82,299
Issuance of common stock                  --            --              --               --            1,723
Issuance of common
 stock upon exercise
 of options                               --            --              --               --            6,458
Issuance of warrants                      --            --              --               --            2,640
Stock-based compensation                  --            --              --               --            1,356
Deferred variable
 stock-based
 compensation
 (restated, see Note 15)             (26,778)           --              --               --               --
Amortization of
 deferred variable
 stock-based
 compensation
 (restated, see Note 15)              12,371            --              --               --           12,371
Amortization of deferred
 stock-based
 compensation                            108            --              --               --              108
Unrealized losses on
 available-for-sale
 securities                               --            --            (206)              --             (206)
Net loss                                  --            --              --         (112,302)        (112,302)
                                 -----------      --------     -----------      -----------      -----------
BALANCES AT
 DECEMBER 31, 2003
 (restated, see Note 15)         $   (14,459)     $     --     $      (953)     $(1,641,638)     $    (5,553)
                                 ===========      ========     ===========      ===========      ===========

                             See accompanying notes.

                        COVAD COMMUNICATIONS GROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                                   -----------------------
                                                           2003            2002             2001
                                                       ------------        ----             ----
                                                        (RESTATED,
                                                       SEE NOTE 15)
OPERATING ACTIVITIES:
Net income (loss)                                      $  (112,302)     $  (184,828)     $   344,758
Adjustments to reconcile net income (loss) to net
  cash used in operating activities:
  Provision for bad debts (bad debt recoveries)                 99              319             (658)
  Depreciation and amortization                             73,884          127,088          150,839
  Loss on disposition of property and equipment                112            1,712            2,679
  Non-cash reorganization expenses                              --               --           42,856
  Non-cash litigation-related expenses                          --          (11,628)          25,801
  Provision for long-lived asset impairment                     --               --           11,988
  Amortization (reversal) of deferred stock-based
   compensation, net                                        12,479           (3,358)           1,597
  Other stock-based compensation                             1,367              305              439
  Other non-cash charges                                     1,749              803               --
  Accretion of interest on investments                      (1,090)            (209)          (7,136)
  Accretion of debt discount and amortization of
   deferred debt issuance costs                                 --               --           20,845
  Other than temporary losses on short-term
   investments                                                  --               --            1,311
  Provision for impairment of investments in
   unconsolidated affiliates                                   747              388           10,069
  Equity in losses of unconsolidated affiliates                279              806           13,769
  Miscellaneous income from internal-use software
   license royalties                                        (5,606)              --               --
    (Gain) loss on disposal of investment in
     unconsolidated affiliates                                  --              636             (178)
  Gain on extinguishment of debt                                --               --       (1,033,727)
  Net changes in operating assets and liabilities:
     Restricted cash and cash equivalents                     (316)           6,627           (9,103)
     Accounts receivable                                    (6,881)           1,180              532
     Unbilled revenues                                      (1,206)           1,043            2,282
     Inventories                                              (239)           2,153            6,748
     Prepaid expenses and other assets                       1,995            4,159            3,163
     Deferred costs of service activation                    8,800           17,676           (5,131)
     Accounts payable                                        2,067           (4,927)         (53,652)
     Unresolved claims related to bankruptcy
      proceedings                                               (3)          (2,930)          22,200
     Collateralized customer deposit                        (7,933)          (6,809)              --
     Accrued restructuring expenses                             --               --            2,024
     Other current liabilities                              (1,466)          (1,366)         (22,291)
     Unearned revenues                                     (12,089)         (24,882)          12,777
                                                       -----------      -----------       ----------
       Net cash used in operating activities               (45,553)         (76,042)        (455,199)

                             See accompanying notes.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                           2003          2002          2001
                                                       ------------      ----          ----
                                                        (RESTATED,
                                                       SEE NOTE 15)
INVESTING ACTIVITIES:
Cash relinquished as a result of deconsolidating a
  subsidiary                                                  --             --         (1,599)
Purchase of short-term investments                      (131,903)      (237,088)      (638,096)
Maturities of short-term investments                     191,894        165,526        547,477
Sale of short-term investments                                --         40,017        329,458
Redemption of restricted investments                          --             --         26,875
Purchase of restricted investments in connection
  with bankruptcy proceedings                                 --             --       (257,202)
Redemption of restricted investments in connection
  with bankruptcy proceedings                                 --             --        270,698
Purchase of property and equipment                       (44,142)       (22,782)       (15,732)
Proceeds from sale of property and equipment                 181         13,451          1,280
Recovery of internal-use software costs                    7,345            814          2,000
Payment of collocation fees and purchase of other
  intangible assets                                      (14,889)        (3,782)        (7,940)
Proceeds from sale of investments in
  unconsolidated affiliates                                   --          3,360          1,225
Decrease (increase) in other long-term assets                 22            371           (206)
                                                       ---------      ---------      ---------
  Net cash provided by (used in) investing
   activities                                              8,508        (40,113)       258,238
FINANCING ACTIVITIES:
Proceeds from collateralized customer deposit                 --             --         75,000
Proceeds from issuance of long-term debt                      --             --         50,000
Principal payments of long-term debt in connection
  with bankruptcy proceedings                                 --             --       (271,708)
Other principal payments of long-term debt                    --             --         (8,393)
Principal payments under capital lease obligations          (165)          (328)        (1,089)
Proceeds from common stock issuance, net of
  repurchase                                               8,170          3,089          2,521
                                                       ---------      ---------      ---------

  Net cash provided by (used in) financing
   activities                                              8,005          2,761       (153,669)
                                                       ---------      ---------      ---------
Net decrease in cash and cash equivalents                (29,040)      (113,394)      (350,630)
Cash and cash equivalents at beginning of year            94,416        207,810        558,440
                                                       ---------      ---------      ---------
  Cash and cash equivalents at end of year             $  65,376      $  94,416      $ 207,810
                                                       =========      =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest                 $   5,510      $      80      $  68,051
                                                       =========      =========      =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
Equipment purchased through capital leases             $      --      $     482      $      --
                                                       =========      =========      =========

                             See accompanying notes.

                        COVAD COMMUNICATIONS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Organization and Business

      Covad Communications Group, Inc. ("Covad") is a provider of high-speed connectivity services. These services include a range of high-speed, high-capacity Internet and network access services utilizing digital subscriber line ("DSL") technology and related value-added services. Covad's high-speed connectivity services are sold to businesses and consumers directly and indirectly through Internet service providers ("ISPs"), enterprises, telecommunications carriers and other customers. These services are sold directly to business and consumer end-users through Covad's field sales force, telephone sales, third party referrals and Covad's Web site. ISPs purchase Covad's services in order to provide high-speed Internet access to their business and consumer end-users. Enterprise customers purchase services directly or indirectly from Covad to provide their employees with high-speed remote access to the enterprise's local area network. Other telecommunications carriers purchase Covad's services for resale to their ISP affiliates, Internet users and enterprise customers.

Basis of Presentation

      The consolidated financial statements include the accounts of Covad and its wholly owned subsidiaries (collectively, the "Company"), except for the accounts of BlueStar Communications Group, Inc. and its wholly owned subsidiaries (collectively, "BlueStar"), which have been excluded from the Company's consolidated financial statements effective June 25, 2001 (Note 4). All significant intercompany accounts and transactions have been eliminated in consolidation.

      The Company's 2004 business plan includes certain discretionary spending that is based on several assumptions, including growth of the Company's subscriber base with a reasonable per subscriber profit margin and improvements in productivity. If necessary, the Company will curtail this discretionary spending so that it can continue as a going concern at least through December 31, 2004 using only the Company's unrestricted cash, cash equivalent and short-term investment balances in existence as of December 31, 2003. Additionally, on August 21, 2003, the Federal Communications Commission ("FCC") issued its order in the Triennial Review of its rules for network unbundling obligations of Incumbent Local Exchange Carriers ("ILECs"). Among other things, that order will phase-out the FCC rule requiring line-sharing over a three-year period. The ultimate impact of the Triennial Review order on the Company's business, which currently relies to a large-extent on line-sharing to serve the Company's consumer end-users, will depend on the Company's ability to negotiate fair and reasonable prices substantially lower than the whole loop cost that will ultimately be permitted under the FCC's rules. The Company does not believe the FCC's revised unbundling rules will have a material adverse effect on the Company's ability to continue as a going concern at least through December 31, 2004, but the Company's operating results and financial condition may be adversely affected over time if the new rules result in substantially higher prices for access to the ILECs' telephone lines.

      During the year ended December 31, 2003, a matter was identified related to prior financial reporting periods that necessitated the recording of additional expense. Such matter was related to the modification of stock options granted to certain employees in prior years. These modifications occurred upon the separation of such employees from the Company, principally during 2000. Accordingly, for the year ended December 31, 2003, the Company recorded additional stock-based compensation expense in the amount of $1,236

($0.01 per share). Such amount is reflected in the Company's sales, marketing, general and administrative expenses for the year ended December 31, 2003. The Company does not believe this amount is material to the periods in which it should have been recorded, nor does it believe it is material to its consolidated operating results for the year ended December 31, 2003. This adjustment is principally related to 2000, the impact of which would have been to increase sales, marketing, general and administrative expenses and net loss by $1,236 ($0.01 per share) for such year. As explained below, certain other adjustments were recorded during 2002 that related to prior periods. $1,139 of such amounts pertained to 2000, the effect of which would have been to decrease the Company's 2000 net loss by $0.01 per share. The aggregate effect of the adjustments recorded during the year ended December 31, 2003 and 2002 to the previously reported results of operations for the year ended December 31, 2000 would be to increase net loss by $97, or $0.00 per share, for such year if these adjustments had been recorded in 2000.

      As part of the Company's continuing evaluation of its network assets during the year ended December 31, 2002, certain matters were identified related to prior financial reporting periods that necessitated the recording of adjustments to certain expenses. Such matters were related principally to (i) changes in the Company's network configuration, which necessitated reductions of the remaining estimated useful lives of certain network equipment, (ii) the capitalization of certain network and product costs that should have been charged to operating expenses when they were incurred and (iii) various restructuring activities that resulted in the abandonment of certain network equipment and leasehold improvements. Accordingly, for the year ended December 31, 2002, the Company recorded additional (i) depreciation expense of $6,989 ($1,306 of which was recorded during the fourth quarter of 2002), (ii) network and product costs of $2,635 ($1,930 of which was recorded during the fourth quarter of 2002), (iii) loss on the disposition of property and equipment of $635 (all of which was recorded during the fourth quarter of 2002), and (iv) interest expense of $51 (all of which was recorded during the fourth quarter of 2002). In addition, as part of the Company's financial statement close process for the year ended December 31, 2002, the Company discovered that it had overstated its amortization expense relating to non-cash deferred stock-based compensation in prior periods by $3,213. Therefore, for the year ended December 31, 2002, the Company recorded reductions of (i) network and products costs of $320 (all of which was recorded during the fourth quarter of 2002) and (ii) sales, marketing, general and administrative expense of $2,893 (all of which was recorded during the fourth quarter of 2002). Furthermore, as part of the Company's review of its December 31, 2002 tax accruals, it determined that it had overstated its transaction-based tax and other tax accruals in prior periods by $4,804, which the Company adjusted during the year ended December 31, 2002 (all of which was recorded during the fourth quarter of 2002). The adjustment was primarily driven by various complex rules surrounding the Company's estimated liability to the Federal Universal Service Fund ("FUSF"). The Company does not believe any of the aforementioned amounts are material to the periods in which they should have been recorded, nor does it believe the prospective correction of such amounts during the year ended December 31, 2002 is material to its consolidated operating results for such year (the prospective correction of the aforementioned amounts relating to prior periods increased the Company's 2002 consolidated net loss by $2,294, or $0.01 per share, and decreased the Company's 2001 net loss by $3,433 or $0.02 per share).

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from those estimates. The Company's critical accounting estimates include (i) revenue recognition and the establishment of accounts receivable allowances (Notes 1 and 2), (ii) inventory valuation (Note 1), (iii) reorganization and restructuring liabilities (Notes 3 and 4), (iv) useful life assignments and impairment evaluations associated with property and equipment and intangible assets (Notes 1 and 5), (v) anticipated outcomes of legal proceedings and other disputes (Notes 3, 4 and 10), (vi) transaction-based tax and employment-related tax liabilities (Note 10) and (vii) valuation allowances associated with deferred tax assets (Note 12).

Cash Equivalents and Short-Term Investments

      The Company considers all highly liquid investments with a maturity of three months or less from the date of original issuance to be cash equivalents. As of December 31, 2003 and 2002, cash equivalents consisted principally of money market mutual funds. All of the Company's investments are classified as available-for-sale and stated at their fair market values, which are determined based on quoted market prices. The Company's short-term investments had original maturities greater than three months, but less than one year, from the balance sheet dates. The Company determines the appropriate classification of investments at the time of purchase and reevaluates such designation at the end of each period. Unrealized gains and losses on available-for-sale securities are included as a separate component of stockholders' equity. Realized gains and losses on available-for-sale securities are determined based on the specific identification of the cost of securities sold.

      Short-term investments consisted of the following:

                                                       DECEMBER 31, 2003
                                                       -----------------
                                                       GROSS       GROSS
                                         AMORTIZED  UNREALIZED  UNREALIZED
                                           COST        GAINS      LOSSES     FAIR VALUE
                                           ----        -----      ------     ----------
U.S. Government agency securities       $   38,961     $  7        $ --      $   38,968
Certificates of deposit                     10,000        1          --          10,001
                                        ----------     ----        ----      ----------
   Total available-for-sale securities  $   48,961     $  8        $ --      $   48,969
                                        ==========     ====        ====      ==========

                                                       DECEMBER 31, 2002
                                                       -----------------
                                                       GROSS       GROSS
                                         AMORTIZED  UNREALIZED  UNREALIZED
                                           COST        GAINS      LOSSES    FAIR VALUE
                                           ----        -----      ------    ----------
U.S. Government agency securities       $  107,867    $  209      $ --      $  108,076
                                        ----------    ------      ----      ----------
   Total available-for-sale securities  $  107,867    $  209      $ --      $  108,076
                                        ==========    ======      ====      ==========

      As of December 31, 2003, the contractual maturities of all available-for-sale securities are between January 2004 and September 2004.

      Realized gains and losses resulting from the sale of available-for-sale securities were as follows:

                YEAR ENDED DECEMBER 31,
                -----------------------
                 2003    2002     2001
                 ----    ----     ----
Gains           $  --   $  --   $  6,373
Losses             --     (17)      (464)
                -----   -----   --------
                $  --   $ (17)  $  5,909
                =====   =====   ========

Restricted Cash and Cash Equivalents

      As of December 31, 2003 and 2002, the Company held $2,892 and $2,576, respectively, in money market mutual funds, which (i) collateralize irrevocable letters of credit pertaining to certain operating lease commitments (Note 7) or
(ii) are restricted for the payment of unresolved bankruptcy claims (Note 2).

Other Investments

      Other investments consist primarily of strategic investments in privately held entities. These investments in privately held companies are accounted for under either the cost or equity methods of accounting, depending on the Company's ability to significantly influence these entities.

      The Company performs periodic reviews of its investments for impairment. Impairment write-downs create a new carrying value for the investment and the Company does not record subsequent increases in fair value in excess of the new carrying value for these types of privately held investments accounted for under the cost or equity methods. The Company recorded write-downs of $747, $388 and $10,069 during the years ended December 31, 2003, 2002 and 2001, respectively, related to impairments of its privately held investments.

Concentrations of Credit Risk, Significant Customers, Key Suppliers and Related Parties

      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term investments and restricted cash and cash equivalents. The Company's cash and investment policies limit cash equivalents, short-term investments and restricted cash and cash equivalents to short-term, investment grade instruments. Cash and cash equivalents, short-term investments and restricted cash and cash equivalents are held primarily with various domestic and Canadian financial institutions with high credit standings. The Company has not experienced any significant losses on its cash, cash equivalents or restricted cash and cash equivalents. However, during the year ended December 31, 2001, the Company recognized other than temporary losses on certain available-for-sale securities aggregating $1,311. No similar losses were recognized during the years ended December 31, 2003 and 2002.

      The Company conducts business primarily with ISPs, enterprise customers and telecommunications carrier customers in the United States. As more fully described in Note 2, the Company has concentrations of credit risk with a small number of customers, and certain of the Company's customers were experiencing financial difficulties as of December 31, 2003, 2002 and 2001 and were not current in their payments for the Company's services at those dates. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. An allowance is maintained for estimated credit losses. During the years ended December 31, 2003, 2002 and 2001, the Company wrote-off certain accounts receivable balances aggregating $385, $2,652 and $10,371, respectively, against the allowance for credit losses. During the years ended December 31, 2003, 2002 and 2001, the Company recovered $374, $684 and $2,037, respectively, of accounts receivable balances previously written-off against such allowance.

      The Company is dependent on a limited number of suppliers for certain equipment used to provide its services. The Company has generally been able to obtain an adequate supply of such equipment. However, an extended interruption in the supply of equipment currently obtained from its suppliers could adversely affect the Company's business and results of operations.

      The Company's former vice-chairman and former interim chief executive officer, Frank Marshall, who was also a member of the Company's board of directors from October 1997 to December 2002, was a minority stockholder and former member of the board of directors of one of the Company's former ISP customers, InternetConnect, which filed for bankruptcy protection in 2001 (Note
6).

      The Company acquired an equity interest in a supplier during 1999 and disposed of this interest in 2001. Purchases from this supplier totaled $8,346, $5,774 and $13,928 for the years ended December 31, 2003, 2002 and 2001, respectively. The Company also purchased certain products from a company in which Mr. Marshall serves as a director. Purchases from this vendor totaled $269, $258 and $140 during the years ended December 31, 2003, 2002 and 2001, respectively.

      A member of the Company's Board of Directors, Richard Jalkut, is the President and CEO of TelePacific, one of the Company's resellers. The Company recognized revenues from TelePacific of $611, $1,311 and $1,822 for the years ended December 31, 2003, 2002 and 2001, respectively. Another member of the Company's Board of Directors, L. Dale Crandall, is also a director of BEA Systems, one of the Company's vendors. The Company paid $2,232, $121 and $214 to BEA Systems during the years ended December 31, 2003, 2002 and 2001, respectively.

      The Company believes the terms of these transactions are comparable to transactions that would likely be negotiated with clearly independent parties.

Inventories

      Inventories, consisting primarily of customer premises equipment, are stated at the lower of cost, determined using the "first-in, first-out" method, or market.

Property and Equipment

      Property and equipment are recorded at cost, subject to adjustments for impairment, and depreciated or amortized using the straight-line method over the following estimated useful lives:

Leasehold improvements                      5 years or the term of the lease,
                                            whichever is less
Computer equipment                          2 to 5 years
Computer software                           3 to 5 years
Furniture and fixtures                      2 to 5 years
Networks and communication equipment        2 to 5 years

      The Company incurs significant costs associated with internal-use software, which consists principally of the Company's operational support systems ("OSS") software and Web site. The Company charges the costs of research to expense as they are incurred, including pre-development efforts related to determining technological or product alternatives, and costs incurred for training and maintenance. Software and Web site development costs, which include direct costs such as labor and contractors, are capitalized when they can be segregated from other non-capitalizable labor activities and when it is probable that the project will be completed and the software or Web site will be used as intended. Costs incurred for upgrades and enhancements to the Company's software or Web site are capitalized when it is probable that such efforts will result in additional and significant functionality. Capitalized software and Web site costs are amortized to expense over the estimated useful life of the software or Web site. Amortization of internal-use software costs was $3,336, $6,030 and $9,433 during the years ended December 31, 2003, 2002 and 2001, respectively. The Company accounts for incidental sales of licenses to its OSS software on a cost recovery basis (Note 6).

      The Company leased certain equipment under capital lease agreements. Assets and liabilities under capital leases are recorded at the lesser of the present value of the aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital leases are amortized over the lesser of the lease term or useful life of the assets. Amortization of assets under capital leases is included in depreciation and amortization expense.

Collocation Fees and Other Intangible Assets

      Collocation fees represent nonrecurring fees paid to other telecommunications carriers for the right to use central office space to house equipment owned or leased by the Company. Such nonrecurring fees are capitalized as intangible assets and amortized over five years using the straight-line method. The Company's collocation agreements also require periodic recurring payments, which are charged to expense as incurred. All such collocation agreements are cancelable by the Company at any time.

      Other intangible assets consist of a customer list acquired from a third party (Note 6). Such customer list is being amortized over twenty-four months using the straight-line method.

      As of December 31, 2003, the Company's estimated annual amortization expenses associated with collocation fees and other intangible assets for the next five years were as follows:

2004    $  17,236
2005    $  14,769
2006    $   5,067
2007    $   2,332
2008    $   1,444

Change in Accounting Estimate

      In addition to the changes in accounting estimate described above under "Basis of Presentation," effective January 1, 2001, the Company reduced the remaining estimated useful lives of all long-lived assets, excluding a building and leasehold improvements, that previously had estimated useful lives in excess of five years such that the residual balances and any subsequent additions are now depreciated or amortized over five years using the straight-line method. This change in accounting estimate decreased the company's net income by $14,006 ($0.08 per share) for the year ended December 31, 2001.

Impairment of Long-lived Assets

      The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

      Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

Stock-Based Compensation

      The Company accounts for stock-based awards to (i) employees (including non-employee directors) using the intrinsic value method and (ii) non-employees using the fair value method.

      Under the intrinsic value method, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The following table illustrates the pro forma effect on net income (loss) and earnings (loss) per share for the years ended December 31, 2003, 2002 and 2001 had the Company applied the fair value method to account for stock-based awards to employees:

                                                 2003           2002           2001
                                            -------------       ----           ----
                                             (RESTATED,
                                            SEE NOTE 15)
 Net income (loss), as reported             $   (112,302)   $  (184,828)    $   344,758
Stock-based employee compensation
  expense (reversal) included in
  the determination of net income
  (loss), as reported                             13,715         (3,112)          1,849
Stock-based employee compensation
  expense that would have been included
  in the determination of net income
  (loss) if the fair value method had
  been applied to all awards                     (20,507)       (28,471)        (66,751)
                                            ------------    -----------     -----------
Pro forma net income (loss)                 $   (119,094)   $  (216,411)    $   279,856
                                            ============    ============    ===========
Basic and diluted net income
  (loss) per common share:
 As reported                                $      (0.50)   $     (0.84)    $      1.94
                                            ============    ===========     ===========
 Pro forma                                  $      (0.53)   $     (0.98)    $      1.58
                                            ============    ===========     ===========

      The weighted-average grant date fair value of stock-based awards to employees was $1.76, $0.83 and $1.38 per share during the years ended December 31, 2003, 2002 and 2001, respectively. Such weighted-average grant date fair values were estimated using the Black-Scholes option valuation model and the assumptions listed in Note 13 under the caption "Pro Forma Stock-Based Compensation Information."

Advertising Costs

      The Company charges the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2003, 2002 and 2001 was $7,650, $27,083 and $16,467, respectively.

      The Company makes market development funds ("MDF") available to certain customers for the reimbursement of co-branded advertising expenses and other purposes. To the extent that MDF is used by the Company's customers for co-branded advertising, and (i) the customers provide the Company with third-party evidence of such co-branded advertising as required by Company policy and (ii) the Company can reasonably estimate the fair value of its portion of the advertising, such amounts are charged to advertising expense as incurred. Other amounts payable to customers relating to rebates, customer incentives and nonqualified MDF activities are recorded as reductions of revenues as incurred.

Income Taxes

      The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Values of Financial Instruments

      The following methods and assumptions were used to estimate the fair values of the Company's financial instruments:

      Cash, Cash Equivalents, Short Term Investments and Restricted Cash and Cash Equivalents. The carrying amounts of these assets approximate their respective fair values, which were determined based on quoted market prices.

      Borrowings. The fair values of borrowings, including long-term debt and capital lease obligations, are estimated based on quoted market prices, where available, or by discounting the future cash flows using estimated borrowing rates at which similar types of borrowing arrangements with the same remaining maturities could be obtained by the Company. The aggregate fair value of the Company's long-term debt was $58,646 as of December 31, 2003, as compared to the aggregate carrying amount of $50,000 as of such date. The aggregate fair value of the Company's long-term debt and capital lease obligations was $59,140 as of December 31, 2002, as compared to the aggregate carrying amount of $50,165 as of such date.

Foreign Currency

      The functional currency of the Company's unconsolidated affiliates is the local currency. The investments in these unconsolidated affiliates are translated into U.S. dollars at year-end exchange rates, and the Company's equity in the income or losses of these affiliates is translated at average exchange rates prevailing during the year. Translation adjustments are included in "Accumulated other comprehensive loss," a separate component of stockholders' equity (deficit).

Per Share Amounts

      Basic per share amounts are computed by using the weighted average number of shares of the Company's common stock, less the weighted average number of common shares subject to repurchase, outstanding during the period.

      Diluted per share amounts are determined in the same manner as basic per share amounts, except that the number of weighted average common shares used in the computations includes dilutive common shares subject to repurchase and is increased assuming the (i) exercise of dilutive stock options and warrants using the treasury stock method and (ii) conversion of dilutive convertible debt instruments. However, diluted net income (loss) per share is the same as basic net income (loss) per share in the periods presented in the accompanying consolidated statements of operations because loss from operations is the "control number" in determining whether potential common shares are included in the calculation. Consequently, the impact of (i) including common shares subject to repurchase, (ii) the assumed exercise of outstanding stock options and warrants and (iii) the assumed conversion of convertible debt instruments was not dilutive to loss from operations.

      The following table presents the calculation of weighted average common shares used in the computations of basic and diluted per share amounts presented in the accompanying consolidated statements of operations:

                                          YEAR ENDED DECEMBER 31,
                                          -----------------------
                                   2003           2002            2001
                                   ----           ----            ----
Weighted average
    shares of common
    stock outstanding           224,949,891    219,750,287     177,489,090
Less weighted
    average shares of
    common stock
    subject to
    repurchase                           --          6,625         141,897
                              -------------   ------------   -------------
Weighted average
    common shares used
    in computing basic
    per share amounts           224,949,891    219,743,662     177,347,193
                              =============   ============   =============

Comprehensive Income (Loss)

      Significant components of the Company's comprehensive income (loss) are as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                      -----------------------
                           CUMULATIVE
                            AMOUNTS            2003            2002             2001
                            -------            ----            ----             ----
                         (RESTATED, SEE  (RESTATED, SEE
                            NOTE 15)         NOTE 15)
Net income (loss)         $(1,641,638)     $  (112,302)     $  (184,828)     $   344,758
Unrealized gains
   (losses) on
   available-for-sale
   securities                       9             (206)             270           (2,327)
Foreign currency
   translation
   adjustment                    (962)              --            1,342             (588)
                          -----------      -----------      -----------      -----------
Comprehensive
   income (loss)          $(1,642,591)     $  (112,508)     $  (183,216)     $   341,843
                          ===========      ===========      ===========      ===========

Recent Accounting Pronouncements

      On May 15, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity, such as mandatorily redeemable equity instruments. SFAS No. 150 must be applied immediately to instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, except for mandatorily redeemable instruments of non-public companies, to which the provisions of SFAS No. 150 must be applied in fiscal periods beginning after December 15, 2003. The application of SFAS No. 150 to pre-existing instruments should be recognized as the cumulative effect of a change in accounting principle. The adoption of SFAS No. 150 had no effect on the Company's consolidated financial statements.

      In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulleting No. 51, "Consolidated Financial Statements." FIN 46 applies to any business enterprise that has a controlling interest, contractual relationship or other business relationship with a variable interest entity ("VIE") and establishes guidance for the consolidation of VIEs that function to support the activities of the primary beneficiary. FIN 46 was effective March 31, 2004 for enterprises with VIEs created after January 31, 2003, and will be effective March 31, 2004 for enterprises with VIEs created before February 1, 2003. The Company does not expect the adoption of FIN 46 will have an effect on its consolidated financial statements.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 to require prominent disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported operating results, including per share amounts, in annual and interim financial statements. The disclosure provisions of SFAS No. 148 were effective immediately upon issuance in 2002. As of December 31, 2003, the Company has no immediate plans to adopt the fair value method of accounting for stock-based employee compensation.

      In November 2002, the FASB's Emerging Issues Task Force ("EITF") reached a final consensus on Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables," which is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Under EITF Issue No. 00-21, revenue arrangements with multiple deliverables are required to be divided into separate units of accounting under certain circumstances. The Company adopted EITF Issue No. 00-21 on July 1, 2003, and such adoption did not have a material effect on its consolidated financial statements.

      In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires certain guarantees to be recorded at fair value, which is different from current practice, which is generally to record a liability only when a loss is probable and reasonably estimable. FIN No. 45 also requires a guarantor to make significant new disclosures, even when the likelihood of making any payments under the guarantee is remote. The disclosure provisions of FIN No. 45 were effective immediately in 2002. The Company adopted the recognition and measurement provisions of FIN No. 45 on a prospective basis with respect to guarantees issued or modified after December 31, 2002. The adoption of the recognition and measurement provisions of FIN No. 45 had no effect on the Company's consolidated financial statements. However, some of the Company's contracts with customers have provisions that would require the Company to indemnify them in the event that the Company's services infringe upon a third party's intellectual property rights (Note 10).

      On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with an Exit or Disposal Activity." SFAS No. 146 revised the accounting for exit and disposal activities under EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)," by extending the period in which expenses related to restructuring activities are reported. A commitment to a plan to exit an activity or dispose of long-lived assets is no longer sufficient to record a one-time charge for most restructuring activities. Instead, companies record exit or disposal costs when they are incurred and can be measured at fair value. In addition, the resultant liabilities are subsequently adjusted for changes in estimated cash flows. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002. Companies may not restate previously issued financial statements for the effect of the provisions of SFAS No. 146, and liabilities that a company previously recorded under EITF Issue No. 94-3 are grandfathered. The adoption of SFAS No. 146 had no effect on the Company's consolidated financial statements.

      On January 1, 2003, the Company adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 requires that gains or losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria of APB Opinion No. 30. Upon adoption of SFAS No. 145 in 2003, the Company reclassified the gain on extinguishment of debt that it recognized in 2001, which was previously classified as an extraordinary item, as an element of other income (expense) in the accompanying 2001 consolidated statement of operations.

      On January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The adoption of SFAS No. 143 had no effect on the Company's consolidated financial statements.

Reclassifications

      Certain balances in the Company's 2002 and 2001 consolidated financial statements have been reclassified to conform to the presentation in 2003.

2. REVENUE RECOGNITION

      Revenues from recurring service are recognized when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) service has been provided to the customer, (iii) the price to the customer is fixed or determinable and (iv) collectibility of the sales prices is reasonably assured. Revenues earned for which the customer has not been billed are recorded as "Unbilled revenues" in the consolidated balance sheets. Amounts billed in advance of providing service are deferred and recorded as an element of the consolidated balance sheets caption "Unearned revenues." Included in revenues are FUSF charges billed to customers aggregating $4,993, $8,233 and $13,277 for the years ended December 31, 2003, 2002 and 2001, respectively.

      The Company recognizes up-front fees associated with service activation over the expected term of the customer relationship, which is presently estimated to be 24 months, using the straight-line method. The Company treats the incremental direct costs of service activation (which consist principally of customer premises equipment, service activation fees paid to other telecommunications companies and sales commissions) as deferred charges in amounts that are no greater than the up-front fees that are deferred, and such deferred incremental direct costs are amortized to expense using the straight-line method over 24 months.

      The Company had over 300 wholesale customers as of December 31, 2003. However, for the years ended December 31, 2003, 2002 and 2001, the Company's 30 largest wholesale customers in each such year collectively comprised 93.3%, 93.3% and 88.5% of the Company's total wholesale net revenues, respectively, and 71.6%, 79.5% and 76.0% of the Company's total net revenues, respectively. As of December 31, 2003 and 2002, receivables from these customers collectively comprised 70.3% and 75.3%, respectively, of the Company's gross accounts receivable balance.

      For the year ended December 31, 2003, EarthLink, Inc. and AT&T, two of the customers in the Company's wholesale business segment (Note 14), accounted for 21.5% and 12.5%, respectively, of the Company's total net revenues. For the years ended December 31, 2002 and 2001, EarthLink, Inc. accounted for 20.0% and 17.5%, respectively, of the Company's total net revenues. As of December 31, 2003 and 2002, receivables from these customers comprised 20.9% and 17.1%, and 25.9% and 11.7%, respectively, of the Company's gross accounts receivable balance. No other individual customer accounted for more than 10% of the Company's total net revenues in 2003, 2002 and 2001.

      Some of the Company's ISP and telecommunications carrier customers are experiencing financial difficulties. During the years ended December 31, 2003, 2002 and 2001, certain of these customers either (i) were not current in their payments for the Company's services or (ii) were essentially current in their payments but, subsequent to the end of the reporting period, the financial condition of such customers deteriorated significantly and certain of them have filed for bankruptcy protection. Based on this information, the Company determined that the collectibility of revenues from these customers was not reasonably assured or its ability to retain some or all of the payments received from certain of these customers that have filed for bankruptcy protection was not reasonably assured. Accordingly, the Company classified this group of customers as "financially distressed" for revenue recognition purposes. Revenues from financially distressed customers that have not filed for bankruptcy protection are recognized when cash for those services is collected, assuming all other criteria for revenue recognition have been met, but only after the collection of all previous outstanding accounts receivable balances. Payments received from financially distressed customers during a defined period prior to their filing of petitions for bankruptcy protection are recorded in the consolidated balance sheet caption "Unearned revenues" if the Company's ability to retain these payments is not reasonably assured.

      A number of the Company's customers are currently in bankruptcy proceedings. Revenues from these customers accounted for approximately 1.3%, 5.6% and 7.1% of the Company's total net revenues for the years ended December 31, 2003, 2002 and 2001, respectively. Although MCI filed for bankruptcy protection on July 21, 2002, the Company continued to recognize revenues from MCI on an accrual basis during 2002 and 2003 based on its specific facts and circumstances in relation to the revenue recognition criteria described above. Consequently, the disclosures in the following paragraph related to financially distressed customers exclude amounts pertaining to MCI because the Company has not presently classified it as a financially distressed customer for revenue recognition purposes. The Company continues to attempt to migrate end-users from some of its financially distressed customers to the extent it is legally and operationally feasible.

      During the years ended December 31, 2003, 2002 and 2001, the Company issued billings to its financially distressed customers aggregating $5,139, $42,881 and $74,928, respectively, that were not recognized as revenues or accounts receivable in the accompanying consolidated financial statements at the time of such billings. However, in accordance with the revenue recognition policy described above, the Company recognized revenues from certain of these customers when cash was collected aggregating $4,367, $47,609 and $29,003 during the years ended December 31, 2003, 2002 and 2001, respectively, some of which relates to services provided in prior periods. In addition, revenues and the provision for bad debts (bad debt recoveries) recognized during the year ended December 31, 2003 and 2002 include cash collected totaling $827 and $4,427, respectively, from certain bankrupt customers that the Company received prior to the periods in which they were ultimately recognized. The Company recorded these payments as unearned revenues in the accompanying consolidated balance sheet as of those dates because its ability to retain the payments was not reasonably assured at such dates. However, as a result of subsequent developments in the bankruptcy proceedings of such customers, the Company determined that its ability to retain these payments was reasonably assured prior to December 31, 2003. Consequently, the Company recognized these payments as revenues and bad debt recoveries, respectively, during 2003 and 2002. No such payments were recognized as revenues or bad debt recoveries during the year ended December 31, 2001. The Company had contractual receivables from its financially distressed customers totaling $1,093 and $6,031 as of December 31, 2003 and 2002, respectively, that are not reflected in the accompanying consolidated balance sheet as of such date.

      The Company has obtained information indicating that some of its customers, including MCI, who (i) were essentially current in their payments for the Company's services prior to December 31, 2003, or (ii) have subsequently paid all or significant portions of the respective amounts recorded as accounts receivable as of December 31, 2003, may become financially distressed. Revenues from these customers accounted for approximately 11.6%, 34.6% and 14.2% of the Company's total net revenues for the years ended December 31, 2003, 2002 and 2001, respectively. As of December 31, 2003 and 2002, receivables from these customers comprised 14.7% and 31.8% of the Company's gross accounts receivable balance, respectively. If these customers are unable to demonstrate their ability to pay for the Company's services in a timely manner in periods ending subsequent to December 31, 2003, the Company, based on its revenue recognition policy described above, will recognize revenue when cash is collected.

      The Company has obtained persuasive evidence indicating that the financial condition of one of its customers, which was designated as financially distressed in 2000, improved significantly during the year ended December 31, 2002, principally as a result of a capital infusion during this period. Consequently, the Company concluded that collection of its billings to this customer was now reasonably assured. Therefore, the Company resumed the recognition of revenues from this customer on an accrual basis during 2002, which resulted in the recognition of revenues in the amount of approximately $1,542 that relate to services rendered in periods ended prior to January 1, 2002. Similarly, the Company resumed the recognition of revenue on an accrual basis for another wholesale customer during 2002. The Company did not, however, recognize additional revenue from services rendered in prior periods because this customer was current in its payments. No similar amounts were recognized during the other periods reported in the accompanying consolidated financial statements.

      The Company has billing disputes with some of its customers. These disputes arise in the ordinary course of business in the telecommunications industry and their impact on the Company's accounts receivable and revenues can be reasonably estimated based on historical experience. In addition, certain revenues are subject to refund if the end-user terminates service within thirty days of service activation. Accordingly, the Company maintains allowances, through charges to revenues, based on the Company's estimates of (i) the ultimate resolution of the disputes (ii) future service cancellations. These charges to revenues amounted to $2,886, $2,322 and $11,178 during the years ended December 31, 2003, 2002 and 2001, respectively. During the years ended December 31, 2003, 2002 and 2001, the Company wrote-off certain accounts receivable balances aggregating $1,557, $3,748 and $6,701, respectively, against the allowance for customer disputes and service cancellations. During the years ended December 31, 2003 and 2002, the Company recovered $1,282 and $2,145, respectively, of accounts receivable balances previously written-off against such allowance. There were no similar recoveries of accounts receivable balances for the year ended December 31, 2001.

      During the year ended December 31, 2001, the Company recognized $11,661 in revenue that was included in the cumulative effect adjustment as of January 1, 2000, which resulted from the Company's adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (no similar revenues were recognized during the years ended December 31, 2003 and 2002). The effect of that revenue during 2001 was to increase net income by $3,067.

3. REORGANIZATION UNDER BANKRUPTCY PROCEEDINGS

      On August 15, 2001 (the "Petition Date"), Covad, excluding its operating subsidiaries, filed a voluntary petition (the "Petition") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") for the purpose of confirming its pre-negotiated First Amended Plan of Reorganization, as modified, on November 26, 2001 (the "Plan") with the majority holders (the "Noteholders") of its senior notes. The Petition was filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and was assigned Case No. 01-10167 (JJF). On December 13, 2001, the Bankruptcy Court entered an order confirming the Plan and, on December 20, 2001 (the "Effective Date"), the Plan was consummated and Covad emerged from bankruptcy. However, the Bankruptcy Court still maintains jurisdiction over certain administrative matters related to the implementation of the Plan, including the unresolved claims described below.

      On the Effective Date, the Company made the following distributions of cash and shares of its common stock to certain claimants:

                                                   COMMON STOCK
                                                   ------------
                                                          AGGREGATE FAIR      TOTAL
       CLAIMANT               CASH            SHARES       MARKET VALUE   CONSIDERATION
       --------               ----            ------       ------------   -------------
Noteholders                $   271,708      35,292,800     $    88,585     $   360,293
Plaintiffs in
  litigation (Note 10)           5,793       2,000,000           5,020          10,813
Other claimants                  1,900              --              --           1,900
                           -----------      ----------     -----------     -----------
                           $   279,401      37,292,800     $    93,605     $   373,006
                           ===========      ==========     ===========     ===========

      The aforementioned distributions of cash and shares of the Company's common stock resulted in the extinguishment of certain liabilities of Covad as of the Effective Date and the recognition of a gain on extinguishment of debt and certain litigation-related and other general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2001, as follows:

Extinguishment of senior notes:
  Senior notes                                                     $1,351,488
  Accrued interest                                                     42,532
                                                                   ----------
                                                                    1,394,020
  Less consideration distributed to the Noteholders                   360,293
                                                                   ----------
     Gain on extinguishment of debt                                $1,033,727
                                                                   ==========
Settlement of litigation (Note 10):
  Consideration distributed to the plaintiffs                      $   10,813
  Less amounts accrued prior to the Effective Date                      6,820
                                                                   ----------
     Additional litigation-related expenses recognized             $    3,993
                                                                   ==========
Other:
  Consideration distributed to the claimants                       $    1,900
  Less amounts accrued prior to the Effective Date                         --
                                                                   ----------
     Additional general and administrative expenses recognized     $    1,900
                                                                   ==========

      There were unresolved claims related to Covad's Chapter 11 bankruptcy proceedings aggregating $8,341 and $8,344 as of December 31, 2003 and 2002, respectively. As of December 31, 2003 and 2002, the Company recorded these unresolved claims in its consolidated balance sheets based on the amount of such claims allowed by the Bankruptcy Court (adjusted for changes in the value of the Company's common stock after December 20, 2001), unless the Company has persuasive evidence indicating that a claim is duplicative with another allowed claim that was settled previously or is otherwise in error. In these cases, the unresolved claim does not meet the criteria for recognition in the Company's consolidated financial statements. However, it is reasonably possible that the Company's unresolved Chapter 11 bankruptcy claims could ultimately be settled for amounts that differ from the aggregate liability for "Unresolved claims related to bankruptcy proceedings" reflected in the accompanying consolidated balance sheets as of December 31, 2003 and 2002.

      As of December 31, 2003 and 2002, the Company had (i) placed $309 and $501, respectively, of cash in a reserve fund (this balance is classified as "Restricted Cash and Cash Equivalents" in the accompanying consolidated balance sheets) and (ii) reserved 7,078,733 and 7,078,733 shares, respectively, of common stock pending the resolution of the aforementioned disputed claims.

      The holders of the Company's common stock issued prior to the Effective Date of the Plan retained their existing equity interests, but were diluted through the issuance of common stock to the claimants described above. As of the Effective Date, and after the issuance of 37,292,800 shares of the Company's common stock pursuant to the Plan as described above, there were 216,445,276 shares of the Company's common stock issued and outstanding. The holders of the Company's common stock immediately before the Effective Date of the Plan held more than 50% of the Company's voting shares (including shares reserved for future issuance under the Plan) immediately after the Effective Date of the Plan. Therefore, under AICPA Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the Company did not qualify for fresh-start reporting.

      In accordance with SOP 90-7, expenses resulting from the restructuring are reported separately as reorganization items. For the year ended December 31, 2001, the Company recognized expenses directly associated with Covad's Chapter 11 bankruptcy proceedings in the amount of $63,229 (none for the years ended December 31, 2003 and 2002). These reorganization expenses consisted of (i) non-cash adjustments to unamortized debt issuance costs and discounts and (ii) professional fees for legal and financial advisory services. For the year ended December 31, 2001, the Company recognized interest income in the amount of $609 on accumulated cash that Covad did not disburse as a result of its Chapter 11 bankruptcy proceedings (none for the years ended December 31, 2003 and 2002). Such interest income has been offset against the aforementioned reorganization expenses in the Company's 2001 consolidated statement of operations.

      Operating cash receipts and payments made by Covad resulting from the Plan were as follows for the period from August 15, 2001 through December 20, 2001:

Cash receipts:
  Interest received                    $    2,650
                                       ----------
     Total cash receipts               $    2,650
                                       ==========
Cash disbursements:
  Interest paid                        $    1,509
  Professional fees paid                   16,003
  Claims paid                             277,892
                                       ----------
     Total cash disbursements          $  295,404
                                       ==========


4. OTHER RESTRUCTURING ACTIVITIES

      BlueStar, which was acquired by the Company on September 22, 2000 in a transaction accounted for as a purchase (Note 6), provided broadband communications and Internet services to small and medium sized businesses in smaller cities using a direct sales model. Continued losses at BlueStar, with no near term possibility of improvement, caused the Company's board of directors to decide, on June 22, 2001, to cease the Company's funding of BlueStar's operations. Subsequently, on June 25, 2001, BlueStar terminated all of its 365 employees. However, 59 of BlueStar's former employees were temporarily retained by the Company for varying periods through July 31, 2001 to assist with the migration of certain BlueStar end-user lines to the Company's network, as described below. In addition, the Company hired 69 of BlueStar's former employees subsequent to June 25, 2001.

      On June 24, 2001, the Company and BlueStar entered into a Purchase Agreement ("PA") under which the Company purchased the right to offer service to BlueStar's customers, subject to BlueStar's right to seek higher offers. The Company paid approximately $2,000 in 2001 (none in 2003 and 2002) under the PA and had no additional liabilities under the PA as of December 31, 2003 and 2002. To facilitate this migration, the Company and BlueStar entered into a Migration Agreement on July 12, 2001 that required the Company to pay certain amounts contemplated in the PA directly to certain former employees of BlueStar and certain BlueStar vendors, including the Assignee, as defined below. The Company made payments aggregating $5,100 in connection with BlueStar's cessation of operations during the year ended December 31, 2001 (none in 2003 and 2002). Of this amount, $1,300 represents employee severance benefits, $2,000 represents customer acquisition costs under the PA and $1,800 represents legal and other professional fees. Such (i) severance benefits and professional fees and (ii) customer acquisition costs have been charged to restructuring expenses and network and product costs, respectively, in the Company's consolidated statement of operations for the year ended December 31, 2001.

      On June 25, 2001, BlueStar made an irrevocable assignment for the benefit of creditors ("ABC") of all its assets to an independent trustee (the "Assignee") in the State of Tennessee. Immediately thereafter, the Assignee began an orderly liquidation of BlueStar that was initially expected to be completed in the fourth quarter of 2002. However, the Assignee has informed the Company that it is still in the process of resolving some matters among BlueStar's creditors and that the process may extend into the second half of 2004. An ABC under Tennessee law is a non-judicial alternative to a plan of liquidation under Chapter 7 of the Bankruptcy Code. As a result of the ABC, BlueStar's former assets are no longer controlled by BlueStar or the Company and cannot be used by either BlueStar's or the Company's boards of directors to satisfy the liabilities of BlueStar. Consequently, the liquidation of BlueStar's assets and the settlement of its liabilities are currently under the sole control of the Assignee and the control of BlueStar's assets no longer rests with the Company. Therefore, the Company deconsolidated BlueStar effective June 25, 2001, which resulted in the recognition of a deferred gain in the amount of $55,200 in the Company's consolidated balance sheet as of December 31, 2001. Such deferred gain represented the difference between the carrying values of BlueStar's assets (aggregating $7,900) and liabilities (aggregating $63,100) as of June 25, 2001. During 2003 and 2002, the deferred gain was reduced by $9 and $1,228, respectively, because certain BlueStar assets were inadvertently not deconsolidated on June 25, 2001. Therefore, the deconsolidation of BlueStar, resulted in a deferred gain balance of $53,963 and $53,972 in the Company's consolidated balance sheets as of December 31, 2003 and 2002, respectively. The Company will recognize such deferred gain as an element of other income (expense) when the liquidation of BlueStar is complete and its liabilities have been discharged.

      The following unaudited pro forma financial information presents the consolidated results of operations of the Company as if the deconsolidation of BlueStar had occurred on January 1, 2001 and does not purport to be indicative of the results of operations that would have occurred had the deconsolidation occurred on January 1, 2001, or the results that may occur in the future:


Year ending December 31, 2001
  Revenues                                                                    $    320,619
  Loss before gain on extinguishment of debt and cumulative
  effect of accounting charge                                                 $   (646,647)
  Net income (loss)                                                           $    387,080
  Basic and diluted net income (loss) per share                               $       2.18

      During the fourth quarter of 2000, the Company announced a comprehensive restructuring plan that involved the following steps:

- raising revenue by reducing rebates and other incentives that the Company provides to customers and reducing new line addition plans for 2001 to improve margins and reduce subscriber payback times;

- closing approximately 200 under-performing or not fully built-out central offices and reducing the size of the Company's network to approximately 1,700 central offices;

- reducing the Company's workforce by 638 employees, which represented approximately 21% of the Company's workforce;

- closing a facility in Alpharetta, Georgia and consolidating offices in Manassas, Virginia, Santa Clara, California and Denver, Colorado;

- continued downsizing of the Company's international operations and discontinuing plans to fund additional international expansion while continuing to manage existing investments;

- enhancing productivity in the Company's operations to increase customer satisfaction while reducing costs;

-     restructuring the Company's direct sales and marketing channel; and

- evaluating and implementing other cost reduction strategies, including salary freezes and reductions in travel, facilities and advertising expenses.

      In connection with this restructuring plan, the Company recorded a charge to operations of $4,988 in the fourth quarter of 2000 relating to employee severance benefits that met the requirements for accrual as of December 31, 2000. During the year ended December 31, 2001, the total workforce was reduced by 638 employees and the Company paid $3,849 in severance benefits, which were charged against the restructuring liability recorded as of December 31, 2000.

      The Company recorded additional restructuring expenses aggregating $14,364 during the year ended December 31, 2001, of which $2,140 related to the BlueStar shutdown. These expenses consist principally of collocation and building lease termination costs that met the requirements for accrual in 2001. During the year ended December 31, 2001, the Company paid collocation and building lease termination costs of $12,355, which were charged against the restructuring liabilities recorded during 2001. During the year ended December 31, 2001, the restructuring liability was also reduced by $131 based on revised estimates of the Company's restructuring expenses. No restructuring expenses were recorded during the year ended December 31, 2002.

      During the year ended December 31, 2003, the Company reduced its workforce by approximately 113 employees, which represented approximately 10.2% of the Company's workforce. The reductions covered employees in the areas of sales and marketing, operations and corporate functions. In connection with the reductions in force, the Company recorded a charge to operations for the year ended December 31, 2003 of $1,235 relating to employee severance benefits, all of which was paid during the year ended December 31, 2003. The expenses associated with these reductions in force were $103 related to the Company's CSP business segment (Note 14), and $349 related to the Company's Covad Broadband Solutions ("or CBS") business segment (Note 14). The remaining $783 in expenses associated with these reductions in force were related to the Company's Corporate Operations (Note 14).

      Management continues to consider whether additional restructuring is necessary, and the Company may incur additional charges to operations related to any further restructuring activities in future periods.

5. PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

                                                                   DECEMBER 31,
                                                             -----------------------
                                                                 2003        2002
                                                             -----------  ----------
Leasehold improvements                                       $    10,339  $    9,276
Computer equipment                                                48,801      47,206
Computer software                                                 33,912      30,486
Furniture and fixtures                                            17,515      17,785
Networks and communication equipment                             362,910     334,001
                                                             -----------  ----------
                                                                 473,477     438,754
Less accumulated depreciation and amortization                   379,198     330,017
                                                             -----------  ----------
  Property and equipment, net                                $    94,279  $  108,737
                                                             ===========  ==========


      During the fourth quarter of 2001, the Company determined that (i) certain of its communication equipment was obsolete based on its discontinued use in the Company's network and (ii) it would sell (subject to the approval of the Company's board of directors) its land, building and certain furniture and fixtures located in Manassas, Virginia. In March 2002, the Company entered into a non-binding letter of intent with a third party to sell the aforementioned Manassas, Virginia property for $14,000. Accordingly, the Company recognized a write-down of this property and equipment in the amount of $9,999 during the fourth quarter of 2001. In April 2002, the Company received the necessary approval from its board of directors to proceed with the sale of this property (at which time the Company suspended depreciation of the building and related improvements when such assets had an aggregate carrying value of $13,201). In June 2002, the Company completed the sale of this property and recognized a gain of $133, which represents the net proceeds of $13,334 less the aggregate carrying value of the property, as described above, in the accompanying consolidated statement of operations for the year ended December 31, 2002. The Company recorded no impairment write-downs of long-lived assets during 2003 and 2002.

6. BUSINESS ACQUISITION, ASSET ACQUISITIONS AND EQUITY INVESTMENTS

ACQUISITION OF BLUESTAR

      On September 22, 2000, the Company acquired BlueStar by issuing approximately 6,100,000 shares of common stock (including 800,000 shares to be held in escrow for a one year period pending the Company's verification of certain representations and warranties made to it by BlueStar at the date of the acquisition) in exchange for all of the outstanding preferred and common shares of BlueStar. Two of the Company's stockholders and members of its board of directors when the acquisition occurred were also stockholders of BlueStar, and one was a member of the board of directors of BlueStar.

      This transaction was accounted for as a purchase. Accordingly, the Company's consolidated financial statements include the results of operations of BlueStar for periods ending after the date of acquisition. However, as described in Note 3, the Company deconsolidated BlueStar effective June 25, 2001.

      Up to 5,000,000 additional common shares of the Company's common stock were to be issued if BlueStar achieved certain specified levels of revenues and earnings before interest, taxes, depreciation and amortization in 2001. However, during April, 2001, the Company reached an agreement with the BlueStar stockholders' representative to resolve this matter, as well as the matters that caused 800,000 of the Company's common shares to be held in escrow as of December 31, 2000, by providing the BlueStar stockholders with 2,532,850 (which include 264,369 options and warrants which are held by the Company in the event such options and warrants are exercised after the distribution date) of the 5,000,000 shares, in exchange for a release of all claims against the Company. The 800,000 common shares held in escrow were ultimately returned to the Company under this agreement. BlueStar's former stockholders received the additional shares of the Company's common stock during 2001. Consequently, the Company recorded additional goodwill of $1,989 in 2001. However, the Company determined that such goodwill was impaired based on BlueStar's continued operating losses, as described in Note 3. Therefore, such goodwill balance was written-off through a charge to the provision for long-lived asset impairment during the year ended December 31, 2001.

ACQUISITION OF INTERNETCONNECT ASSETS

      On January 3, 2002, the Company purchased substantially all of the assets of InternetConnect, a related party (Note 1), in an auction supervised by the United States Bankruptcy Court for the Central District of California. The purchase price for these assets was $5,470 in cash, $235 of which had been deposited with InternetConnect's agent prior to January 1, 2002. Under the terms of the asset purchase agreement, the Company may be required to pay additional cash of up to $1,880, depending upon the outcome of a previous post-petition bankruptcy claim filed against InternetConnect by the Company, which is still pending before the court. The Company did not assume any liabilities or obligations of InternetConnect or hire any of InternetConnect's employees. In addition, the Company does not believe the assets acquired from InternetConnect constitute a self-sustaining, integrated set of activities and assets that would constitute a business.

      The tangible assets of InternetConnect purchased by the Company consisted of accounts receivable, refundable deposits and property and equipment. The Company also purchased the right, but not the obligation, to assume InternetConnect's customer contracts. However, the Company did not exercise this right. Instead, the Company solicited the approximately 9,250 DSL, T-1, virtual private network ("VPN") and dial-up customers of InternetConnect, and approximately 6,200 of such customers executed new contracts with the Company or its resellers subsequent to January 3, 2002.

      The Company has allocated the aforementioned purchase price based on the estimated fair values of the elements of this transaction as of January 3, 2002, as follows:

Accounts receivable                $   1,386
Refundable deposits                      349
Property and equipment                    61
Customer acquisition costs             3,674
                                   ---------
                                   $   5,470
                                   =========


      The customer acquisition costs of $3,674 described above were charged to network and product costs for the year ended December 31, 2002 based on the Company's accounting policy for costs of this nature that are not accompanied by up-front fees (Note 2).

ACQUISITION OF QWEST CUSTOMER LIST

      On June 5, 2003, the Company purchased a customer list from Qwest Communications Corporation and Qwest Interprise America, Inc. (collectively, "Qwest") pertaining to approximately 23,000 DSL subscribers who were not located in the states where Qwest provides local telephone services (substantially all of whom were not, indirectly, end-user customers of the Company as of June 5, 2003 under the then-existing wholesale DSL services agreement with Qwest). In exchange for the customer list, the Company paid $3,750 in cash and released Qwest from its obligations under the wholesale DSL services agreement. In addition, the Company agreed to pay Qwest an additional amount of up to $1,250 if certain numbers of these customers migrate to the Company's network within a defined period, which has now elapsed. The additional level of successful migrations was not achieved and, consequently, the Company was not required to pay such additional amount to Qwest. The Company did not assume any liabilities or obligations of Qwest or hire any of Qwest's employees. In addition, the Company does not believe the customer list acquired from Qwest constitutes a self-sustaining, integrated set of activities and assets that would constitute a business. Approximately 13,000 of these customers were migrated to the Company's network as of December 31, 2003.

      The Company recorded the $3,750 cash payment to Qwest for the customer list as an intangible asset, and such intangible asset is being amortized on a straight-line basis to operations over a twenty-four month period, which is the Company's estimate of the aggregate expected term of its customer relationships.

UNCONSOLIDATED INVESTMENTS IN AFFILIATES

      The following table lists the Company's unconsolidated investments in affiliates as of December 31, 2003 and 2002:

                                                        OWNERSHIP PERCENTAGE                       INVESTMENT CARRYING VALUE
                                    Date of             ---------------------       METHOD OF    -----------------------------
      ENTITY NAME                 INVESTMENT(S)           2003        2002         ACCOUNTING       2003             2002
------------------------    -----------------------     --------  -----------      ----------    ----------     --------------
DishnetDSL Limited          February 2000                 --%          --%           Equity      $       --         $    --
ACCA Networks Co., Ltd.     August 2000                   10%          10%           Equity              --              --
Certive Corporation         November 1999; May 2000        5%           5%           Equity              --           1,026
Sequoia Capital X           May-November 2000             --%          --%           Equity              --              --
Loop Holdings Europe ApS    September 2000                --%          --%           Equity              --              --
                                                                                                 ----------         -------
                                                                                                 $       --         $ 1,026
                                                                                                 ==========         =======

DISHNETDSL LIMITED

      In February 2000, the Company acquired a 6% American Depository Receipt ("ADR") equity interest in DishnetDSL Limited ("Dishnet"), a privately held, Indian telecommunications company, in exchange for cash payments totaling approximately $23,000, which the Company believed was representative of the fair value of such investment based on significant concurrent investments in Dishnet made by new, non-strategic investors. The difference between the cost of the Company's equity investment in Dishnet and its proportional share of Dishnet's net assets ($11,963 as of December 31, 2001) was being amortized using the straight-line method over a period of five years. Concurrent with its purchase of the Dishnet ADRs, the Company also acquired, without further consideration,
(i) contingent warrants for the purchase of up to 3,700,000 Dishnet ADRs at a price that is presently indeterminate and (ii) a put option (the "Put Option") from a Dishnet shareholder and another entity that entitles the Company to require these entities to purchase the Dishnet ADRs owned by the Company at their original purchase price for a specified period beginning in February 2002. Because of the contingent nature of the Dishnet warrants and uncertainties concerning the financial capacity of the makers of the Put Option, the Company ascribed no separate value to these elements of the transaction. As a result of this strategic investment, one employee of the Company became a member of the board of directors of Dishnet. (The Company's chairman holds options to purchase shares of Dishnet and is a member of the board of directors of Dishnet).

      In February 2002, the Company's board of directors approved an offer involving (i) the sale of the Company's 6% ADR interest in Dishnet for $3,000 in cash, (ii) settlement of a claim alleging breach of contract by the Company relating to the OSS license described below and (iii) relinquishment of the Put Option by the Company. Consequently, during 2001, the Company wrote-down the carrying value of its Dishnet equity investment to its estimated net realizable value through a charge to the provision for impairment of unconsolidated equity investments in the amount of $10,069. This transaction was completed in May 2002, which resulted in the recognition of an additional loss in the amount of $996. Such loss included a cumulative foreign currency translation loss in the amount of $1,342, which was included in (i) the carrying value of the Company's Dishnet equity investment and (ii) the Company's accumulated other comprehensive income (loss) balance as of the date of sale of such investment.

      In February 2000, the Company also licensed its OSS software to Dishnet and another entity for $28,000, $24,000 of which was received in cash on such date. The Company also agreed to provide certain software support, customization and training services to Dishnet and another entity relating to the OSS license up to an aggregate cost of $2,500. Accordingly, the Company recorded $2,500 of the OSS license proceeds received from Dishnet as a liability in February 2000, all of which has been offset by expenses incurred in 2000 and 2001 by the Company to customize the OSS for Dishnet. The remaining proceeds of $21,500 have been offset against the Company's capitalized internal-use software costs.

ACCA NETWORKS CO., LTD.

      In August 2000, the Company acquired a 42% preferred equity interest in ACCA Networks Co., Ltd. ("ACCA"), a privately held, Japanese telecommunications company, in exchange for cash payments aggregating approximately $11,700, which the Company believes is representative of the fair value of such investment based on significant concurrent investments in ACCA made by new, non-strategic investors. The difference between the cost of the Company' equity investment in ACCA and its proportional share of ACCA's net assets had been fully amortized as of December 31, 2001. As of December 31, 2003, the Company's equity interest in ACCA was diluted to 10% due to ACCA's financings in 2002 and 2001. As a result of this strategic investment, one employee of the Company is a member of the board of directors of ACCA.

      In addition, in August 2000, the Company also licensed its OSS software to ACCA for $9,000, of which $2,000 and $2,000 was received in cash during 2001 and 2000, respectively. The remainder of $5,000, which was scheduled to be received in 2005, was received in December 2003 in accordance with an amendment to the August 2000 OSS software license agreement. The Company recorded the $5,000 payment received in December 2003 as miscellaneous income, because the carrying value of the OSS software licensed to ACCA was fully recovered at that time. The Company may also receive certain on-going royalty payments from ACCA under terms of the amended OSS license agreement. Such payments amounted to $2,345 and $814 during the years ended December 31, 2003 and 2002 (none during the year ended December 31, 2001). As stated above, the OSS software licensed to ACCA had a net book value of zero at December 31, 2003. Consequently, any additional royalty payments will be recorded as miscellaneous income in future periods. The Company also agreed to provide certain software support, customization and training services to ACCA relating to the OSS license up to an aggregate cost of $2,000. Accordingly, the Company recorded $2,000 of the OSS license proceeds received from ACCA as a liability in August 2000, all of which has been offset by expenses incurred in 2000 and 2001 by the Company to customize the OSS software for ACCA.

CERTIVE CORPORATION

      As of December 31, 2003 and 2002, the Company held a 5% preferred equity interest in Certive Corporation ("Certive"), a privately held, development stage application service provider. The Company's chairman is also the chairman and a principal stockholder of Certive. During 2003, the Company determined that its investment in Certive may impaired due to Certive's financial condition and market prospects. Accordingly, the Company wrote-off the remaining carrying value of its investment through a charge to operations of $747 in 2003.

SEQUOIA CAPITAL X

      As of December 31, 2000, the Company held a 2% limited partnership interest in Sequoia Capital X, a privately held venture capital partnership. The Company sold its investment in Sequoia Capital X during 2001 for $1,225 in cash, which resulted in the recognition of a gain in the amount of $178.

LOOP HOLDINGS EUROPE APS

      In September 2000, the Company acquired 100% of the capital stock of Loop Holdings Europe ApS ("Loop Holdings"), which owns 70% (a 43% voting interest) of the preferred stock of Loop Telecom, S.A. ("Loop Telecom"), a privately held, Spanish telecommunications company. Consideration for the Company's acquisition of the capital stock of Loop Holdings consisted of $15,000 in cash and non-recourse notes payable aggregating $35,000. In March 2001, the Company declined to make the first scheduled payment of $15,000 under the terms of the non-recourse notes payable. As a result, the Company's indirect preferred equity interest in Loop Telecom was diluted to 21% (a 21% voting interest) and its obligations under the non-recourse notes payable were released. Accordingly, in the Company's consolidated balance sheet as of December 31, 2000, the Company netted the non-recourse notes payable aggregating $35,000 against the equity investment balance and wrote-off its initial $15,000 investment balance in Loop Holdings through a charge to operations in 2000 due to uncertainties concerning the recoverability of such investment.

      On February 5, 2002, the Company, via Loop Holdings, sold its equity interest in Loop Telecom to certain other shareholders of Loop Telecom for $360 in cash, which resulted in the recognition of a gain in the amount of $360.

7. CREDIT ARRANGEMENTS

      As of December 31, 2003 and 2002, the Company's long-term debt consisted of a $50,000 term note payable to SBC (Note 11), as described below.

      Immediately prior to Covad's emergence from Chapter 11 bankruptcy on December 20, 2001 (Note 3), the Company's new agreements with SBC became effective (Note 11). One such agreement (the "Credit Agreement") involves a term note payable that is collateralized by substantially all of the Company's domestic assets. This note bears interest at 11%, which is payable quarterly beginning in December 2003. The entire unpaid principal balance is payable in December 2005. However, the Company has the right to prepay the principal amount of the note, in whole or in part, at any time without penalty. In addition, upon a "Change of Control" of the Company, as defined in the Credit Agreement, SBC has the option to require all amounts due under the terms of the Credit Agreement to be paid by the Company within 30 days of the Change of Control. The Credit Agreement contains various restrictive covenants, which, among other things, restrict the Company's ability to incur additional indebtedness or permit liens to be placed on its assets.

      As of December 31, 2003, the Company had a $3,000 revolving line of credit with a bank that is available through April 2004. At the Company's option, borrowings under this credit facility bear interest at certain fixed or variable rates. As of December 31, 2003 and 2002, the Company had issued irrevocable letters of credit aggregating $2,583 and $2,075, respectively, under this line of credit in favor of lessors of equipment and facilities.

8. CAPITAL LEASES

      The capitalized costs and accumulated amortization related to assets under capital leases were $165 and $165, respectively, as of December 31, 2003 (the corresponding amounts were $482 and $344, respectively, as of December 31,
2002). All of the Company's capital leases were retired at maturity in 2003.

9. OPERATING LEASES AND PURCHASE OBLIGATIONS

OPERATING LEASES

      The Company leases vehicles, equipment and office space under various noncancelable operating leases. The facility leases generally require the Company to pay operating costs, including property taxes, insurance and maintenance, and contain scheduled rent increases and certain other rent escalation clauses. The Company recognizes rent expense on a straight-line basis over the terms of the respective leases. Future minimum lease payments by year under operating leases with noncancelable terms in excess of one year, along with future minimum payments to be received under noncancelable subleases, are as follows:


                               GROSS LEASE   LESS SUBLEASE  NET LEASE
                                 PAYMENTS       PAYMENTS    PAYMENTS
                               -----------   -------------  ---------
Year ending December 31,
                    2004       $    4,999       $     544   $   4,455
                    2005            3,482              --       3,482
                    2006            2,814              --       2,814
                    2007            1,926              --       1,926
                    2008            1,429              --       1,429
              Thereafter              269              --         269
                               ----------       ---------   ---------
                   Total       $   14,919       $     544   $  14,375
                               ==========       =========   =========


      Rent expense, which is net of sublease income of $533, $402 and $152 in 2003, 2002 and 2001, respectively, totaled $7,874, $8,710 and $15,421 for the years ended December 31, 2003, 2002 and 2001, respectively.

PURCHASE OBLIGATIONS

      In 2002, the Company entered into a three-year, non-exclusive agreement with MCI, for the right to provide certain network services to the Company. The Company has a monthly minimum usage requirement which began in June 2002. The agreement expires in May 2005 and the Company has a minimum remaining aggregate purchase obligation of approximately $11,390 as of December 31, 2003. Similarly, in 2002, the Company entered into a three-year, non-exclusive agreement with AT&T for the right to provide certain data services to the Company. The Company has an annual minimum usage requirement which began in January 2002. The agreement expires in December 2004 and the Company has a minimum remaining aggregate purchase obligation of approximately $11,500 as of December 31, 2003. In addition, in 2002, the Company entered into a four-year, non-exclusive agreement with AT&T for the right to provide long distance services to the Company. The Company has an annual minimum usage requirement which began in April 2002. The agreement expires in March 2006 and the Company has a minimum remaining aggregate usage commitment of approximately $2,250 as of December 31, 2003.

      Aggregate payments by year for the Company's purchase obligations are as follows:

Year ending December 31,
                    2004     $  20,665
                    2005         4,475
                             ---------
                   Total     $  25,140
                             =========

      Network and product costs, recognized pursuant to the aforementioned purchase obligations totaled $1,292 for the year ended December 31, 2003. No similar amounts for these purchase obligations were recorded during 2002 and 2001.

10. CONTINGENCIES

LITIGATION

      Purchasers of the Company's common stock and purchasers of the convertible senior notes the Company issued in September 2000 filed complaints against the Company and certain present and former officers of the Company in the United States District Court for the Northern District of California (the "District Court"). The complaints were consolidated and the lead plaintiff filed its amended consolidated complaint. The amended consolidated complaint alleges violations of federal securities laws on behalf of persons who purchased or otherwise acquired the Company's securities, including common stock and notes, during the period from April 19, 2000 to May 24, 2001. The relief sought includes monetary damages and equitable relief. In 2001, the Company and the officer and director defendants entered into a Memorandum of Understanding ("MOU") with counsel for the lead plaintiffs in this litigation that tentatively resolves the litigation, providing for the distribution of $16,500 in cash to be funded by the Company's insurance carriers and 6,495,844 shares of the Company's common stock. The plaintiffs voted in favor of the plan. Consequently, the Company recorded a liability of approximately $18,578 in its consolidated balance sheet as of December 31, 2001 through a charge to litigation-related expenses for the year then ended in connection with this anticipated settlement. As a result of changes in the fair market value of the Company's common stock, the Company decreased this liability to $6,950 as of December 31, 2002 through a credit to litigation-related expenses of $11,628 for the year ended December 31, 2002. The settlement provided for in the MOU was subject to the approval of the District Court and, on December 18, 2002, the District Court issued its final judgment and dismissal order. One class member subsequently filed an appeal pertaining to the final judgment, but his appeal only relates to the allocation of the settlement proceeds between the plaintiffs and their attorneys.

      In April 1999, the Company filed a lawsuit against Bell Atlantic (now Verizon) and its affiliates in the United States District Court for the District of Columbia. The Company is pursuing antitrust and other claims in this lawsuit arising out of Verizon's conduct as a supplier of network facilities, including central office space, transmission facilities and telephone lines. In December 2000, the Company also filed a lawsuit against BellSouth Telecommunications and its subsidiaries in the United States District Court for the Northern District of Georgia. The Company is pursuing claims in this lawsuit that are similar to its claims against Verizon. Both courts dismissed some of the Company's claims based on the ruling of the United States Court of Appeals for the Seventh Circuit in Goldwasser v. Ameritech. The court in the Verizon case also dismissed the Company's remaining claims on other grounds. The Company voluntarily dismissed its remaining claims in the BellSouth case so it could pursue certain issues on appeal. The Company appealed these decisions to the United States Court of Appeals for the Eleventh Circuit and the United States Court of Appeals for the District of Columbia. On August 2, 2002, the Eleventh Circuit Court of Appeals reversed the lower court's decision in the BellSouth case and remanded the case for further proceedings. BellSouth appealed this decision to the United States Supreme Court. On January 20, 2004, the United States Supreme Court reversed a decision entitled Verizon Communications v. Law Offices of Curtis Trinko, which rejected the Goldwasser decision. The Eleventh Circuit also relied in part on the Trinko decision when it reversed the lower court's dismissal of our claims against BellSouth. The Supreme Court also vacated the Eleventh Circuit's decision in the Company's case against BellSouth and remanded the case to the Eleventh Circuit for review in light of the Trinko decision. The Company believes the Trinko decision does not impact its cases, but both BellSouth and Verizon claim that Trinko supports the dismissal of the Company's lawsuits. The Company cannot predict the outcome of these matters.

      On June 11, 2001, Verizon Communications filed a lawsuit against the Company in the United States District Court for the Northern District of California. Verizon is a supplier of telephone lines that the Company uses to provide services to its customers. In its amended complaint, Verizon claims that the Company falsified trouble ticket reports with respect to the phone lines the Company ordered and seeks unspecified monetary damages (characterized as being in the "millions") and injunctive relief. The current complaint asserts causes of action for negligent and intentional misrepresentation and violations of California's unfair competition statute. On November 13, 2002, the District Court entered summary judgment in favor of the Company and dismissed Verizon's claims against the Company in their entirety. Verizon has appealed the dismissal of its lawsuit. The Company believes it has strong defenses to this lawsuit, but litigation is inherently unpredictable and there is no guarantee it will prevail.

      Several stockholders filed complaints in the United States District Court for the Southern District of New York, on behalf of themselves and purported classes of stockholders, against the Company and several former and current officers and directors in addition to some of the underwriters who handled the Company's stock offerings. These lawsuits are so-called IPO allocation cases, challenging practices allegedly used by certain underwriters of public equity offerings during the late 1990s and 2000. On April 19, 2002, the plaintiffs amended their complaint and removed the Company as a defendant. Certain directors and officers are still named in the complaint. The plaintiffs claim that the Company and others failed to disclose the arrangements that some of these underwriters purportedly made with certain investors. The plaintiffs and the issuer defendants have reached a tentative agreement to settle the matter, and the Company believes the tentative settlement will not have a material adverse effect on its consolidated financial position or results of operations. That settlement, however, has not been finalized. If the settlement is not finalized, the Company believes it has strong defenses to these lawsuits and intends to contest them vigorously. However, litigation is inherently unpredictable and there is no guarantee that the Company will prevail.

      In June 2002, Dhruv Khanna was relieved of his duties as the Company's General Counsel and Secretary. Shortly thereafter, Mr. Khanna alleged that, over a period of years, certain current and former directors and officers breached their fiduciary duties to the Company by engaging in or approving actions that constituted waste and self-dealing, that certain current and former directors and officers had provided false representations to the Company's auditors and that he had been relieved of his duties in retaliation for his being a purported whistleblower and because of racial or national origin discrimination. He had threatened to file a shareholder derivative action against those current and former directors and officers, as well as a wrongful termination lawsuit. Mr. Khanna was placed on paid leave while his allegations were being investigated.

      The Company's Board of Directors appointed a special investigative committee, which initially consisted of Dale Crandall and Hellene Runtagh, to investigate the allegations made by Mr. Khanna. Richard Jalkut was appointed to this committee shortly after he joined the Company's Board of Directors. This committee retained an independent law firm to assist in its investigation. Based on this investigation, the committee concluded that Mr. Khanna's allegations were without merit and that it would not be in the best interests of the Company to commence litigation based on these allegations. The committee considered, among other things, that many of Mr. Khanna's allegations were not accurate, that certain allegations challenged business decisions lawfully made by management or the board of directors, that the transactions challenged by Mr. Khanna in which any director had an interest were approved by a majority of disinterested directors in accordance with Delaware law, that the challenged director and officer representations to the Company's auditors were true and accurate, and that Mr. Khanna was not relieved of his duties as a result of retaliation for alleged whistleblowing or racial or national origin discrimination. Mr. Khanna has disputed the committee's work and the outcome of its investigation.

      After the committee's findings had been presented and analyzed, the Company concluded in January 2003 that it would not be appropriate to continue Mr. Khanna on paid leave status, and determined that there was no suitable role for him at the Company. Accordingly, he was terminated as an employee of the Company.

      Based on the events mentioned above, in September 2003, Mr. Khanna filed a purported class action and a derivative action against the Company's current and former directors in the Court of Chancery of the State of Delaware in and for New Castle County. In this action Mr. Khanna seeks recovery on behalf of the Company from the individual defendants for their purported breach of fiduciary duty. Mr. Khanna also seeks to invalidate the Company's election of directors in 2002 and 2003 because he claims that the

Company's proxy statements were misleading. While the Company believes Mr. Khanna's contentions referred to above are without merit, and the Company and its directors will vigorously defend against them, it is unable to predict the outcome of this lawsuit.

      The Company is also a party to a variety of other pending or threatened legal proceedings as either plaintiff or defendant, or is engaged in business disputes that arise in the ordinary course of business. Failure to resolve these various legal disputes and controversies without excessive delay and cost and in a manner that is favorable to the Company could significantly harm its business. The Company does not believe the ultimate outcome of these matters will have a material impact on its consolidated financial position and results of operations. However, litigation is inherently unpredictable and there is no guarantee the Company will prevail or otherwise not be adversely affected.

      The Company is subject to state public utility commission, FCC and other regulatory and court decisions as they relate to the interpretation and implementation of the 1996 Telecommunications Act, the interpretation of competitive telecommunications company interconnection agreements in general, and the Company's interconnection agreements in particular. In some cases the Company may be bound by or may otherwise be significantly impacted by the results of ongoing proceedings of these bodies or the legal outcomes of other contested interconnection agreements that are similar to the Company's agreements. The results of any of these proceedings could harm the Company's business.

OTHER CONTINGENCIES

      As of December 31, 2003, the Company had disputes with a number of telecommunications companies concerning the balances owed to such telecommunications carriers for collocation fees and certain network services. The Company believes such disputes will be resolved without a material adverse effect on its consolidated financial position and results of operations. However, it is reasonably possible that the Company's estimates of its collocation fee and network service obligations, as reflected in the accompanying consolidated balance sheets, could change in the near term, and the effects could be material to the Company's consolidated financial position and results of operations. In this regard, on February 26, 2002, the Company executed a settlement agreement with Verizon involving certain disputed collocation fee and network service obligations. Under the terms of this settlement agreement, (i) the Company was relieved of an accrued collocation fee and network service obligation with a balance of $5,570, which was recorded as a reduction of network and product costs during the fourth quarter of 2001 and
(ii) Verizon's ultimate damage award or settlement, if any, pursuant to the Company's antitrust lawsuit against Verizon will be reduced by approximately $6,600. Furthermore, in May 2002, the Company executed a settlement agreement with another telecommunications company involving certain disputed network service obligations. Under the terms of this settlement agreement, the Company was relieved of a network service obligation with a recorded balance of $6,018 through a combination of a $468 payment and a $5,550 credit that reduced network and product costs during the year ended December 31, 2002. During 2003, the Company changed its estimates of certain liabilities for collocation and network services as a result of (i) the resolution of various billing disputes with its vendors and (ii) the receipt of an invoice in December 2003 from a vendor for certain services provided by such vendor primarily in 2000 and 2001, which the Company is currently disputing. In addition, the Company is engaged in a variety of legal proceedings with multiple telephone companies. These negotiations, arbitrations and regulatory proceedings concern the traditional telephone companies' denial of physical central office space to the Company in certain central offices, the cost and delivery of transmission facilities and telephone lines and central office space, billing issues and other operational issues. An unfavorable outcome in any of these negotiations, arbitrations and regulatory proceedings could have a material adverse effect on the Company's consolidated financial position and results of operations if it is denied or charged higher rates for transmission lines or central office space.

      The Company is analyzing the applicability of certain transaction-based taxes to (i) sales of its products and services and (ii) purchases of telecommunications circuits from various carriers. This analysis includes discussions with authorities of significant jurisdictions in which the Company does business and various transaction-based tax experts to determine the extent of the Company's respective transaction-based tax liabilities. It is the Company's opinion that such analysis will be concluded without a material adverse effect on its consolidated financial position and results of operations. However, it is reasonably possible that the Company's estimates of its transaction-based tax liabilities, as reflected in the accompanying condensed consolidated balance sheets, could change in the near term, and the effects could be material to the Company's consolidated financial position and results of operations. During the year ended December 31, 2003, the Company changed its estimates of certain accrued liabilities for transaction-based and property taxes based on settlement agreements reached with various states and local jurisdictions where the Company does business. These changes in accounting estimate reduced the Company's net loss by $8,439 ($0.04 per share). No such changes in estimate were recognized during the years ended December 31, 2002 and 2001.

      The Company is analyzing the applicability of employment-related taxes for certain stock-based compensation provided to employees in prior periods. Due to the probable applicability of these taxes, the Company recorded an estimated liability through a charge to operations in the amount of $5,931 during the year ended December 31, 2003. It is the Company's opinion that such analysis will be concluded without a material adverse effect on its consolidated financial position and results of operations. However, it is reasonably possible that the Company's estimates of these tax liabilities, as reflected in the accompanying consolidated balance sheets as of December 31, 2003, could change in the near term, and the effects could be material to the Company's consolidated financial position and results of operations.

GUARANTEES

      From time to time, the Company enters into certain types of contracts that contingently require it to indemnify various parties against claims from third parties. These contracts primarily relate to: (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company's use of the applicable premises, (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship, (iii) contracts under which the Company may be required to indemnify customers against third-party claims that a Company product infringes a patent, copyright or other intellectual property right and (iv) procurement or license agreements under which the Company may be required to indemnify licensors or vendors for certain claims that may be brought against them arising from the Company's acts or omissions with respect to the supplied products or technology.

      Generally, a maximum obligation under these contracts is not explicitly stated. Because the obligated amounts associated with these types of agreements are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been required to make payments under these obligations, and no liabilities have, therefore, been recorded for these obligations in the Company's consolidated balance sheets.

11. STOCKHOLDERS' EQUITY (DEFICIT)

STRATEGIC INVESTORS

      Effective December 20, 2001, immediately prior to Covad's emergence from Chapter 11 bankruptcy (Note 3), the Company entered into a series of agreements with SBC, including (i) a $50,000 Credit Agreement (Note 7), (ii) a 10-year resale agreement (the "Resale Agreement") under which SBC, its affiliates or special agents will resell the Company's DSL services (SBC made a $75,000 noninterest-bearing prepayment, which is collateralized by substantially of the Company's domestic assets, to the Company on December 20, 2001 under the terms of the Resale Agreement) and (iii) a termination and mutual general release agreement (the "Termination Agreement") that resulted in the cancellation of various agreements entered into in September 2000, except for the stock purchase agreement and an interconnection and line-sharing agreement that remains in effect. The Company received a payment of $10,000 from SBC on December 20, 2001 under the terms of the Termination Agreement, which was deferred and is being recognized as revenue on a straight-line basis over the 10-year term of the Resale Agreement.

COMMON STOCK

      6,625 shares of the Company's common stock outstanding at December 31, 2002 (none in 2003) were subject to repurchase provisions, which generally lapse over a four-year period from the date of issuance.

      Common stock reserved for future issuance as of December 31, 2003 was as follows:

Bankruptcy claims (Note 3)                              7,078,733
Outstanding options (Note 13)                          21,676,765
Options available for grant (Note 13)                  14,895,194
Employee stock purchase plan (Note 13)                  3,005,809
Outstanding warrants (Note 11)                          6,511,574
  Total                                                53,168,075


STOCKHOLDER PROTECTION RIGHTS PLAN

      On February 15, 2000, the Company's board of directors adopted a Stockholder Protection Rights Plan under which stockholders received one right for each share of the Company's common stock or Class B common stock owned by them. The rights become exercisable, in most circumstances, upon the accumulation by a person or group of 15% or more of the Company's outstanding shares of common stock. Each right entitles the holder to purchase from the Company, as provided by the Stockholder Protection Rights Agreement, one one-thousandth of a share of participating preferred stock, par value $.001 per share, for $400 per share, subject to adjustment. As of December 31, 2003 and 2002, none of these rights were exercisable.

WARRANTS

      On January 1, 2003, in conjunction with an amendment to an agreement with AT&T, the Company granted AT&T three warrants to purchase shares of the Company's common stock as follows: 1,000,000 shares for $0.94 per share; 1,000,000 shares for $3.00 per share; and 1,000,000 shares for $5.00 per share. Such warrants were immediately exercisable, fully vested and nonforfeitable at the date of grant. Accordingly, the measurement date for these warrants was the date of grant. The aggregate fair value of such warrants of $2,640 was recorded as a deferred customer incentive during the first quarter of 2003 and is being recognized as a reduction of revenues on a straight-line basis over the three-year term of the agreement because the Company believes that future revenues from AT&T will exceed the fair value of the warrants described above. This value was determined using the Black-Scholes option valuation model and the following assumptions: closing price of the Company's common stock on December 31, 2002 of $0.94 per share; expected life of seven years (which is also the contractual life of the warrants); dividend yield of zero; volatility of 1.52; and a risk-free interest rate of 3.36%. None of these warrants were exercised during 2003 or had expired as of December 31, 2003.

      On September 4, 2002, in conjunction with the execution of a five-year agreement with America Online, Inc. ("AOL"), a wholesale customer, the Company granted AOL three warrants to purchase 1,500,000 shares of the Company's common stock for $1.06 per share, 1,000,000 shares of the Company's common stock for $3.00 per share and 1,000,000 shares of the Company's common stock for $5.00 per share. Such warrants were immediately exercisable, fully vested and nonforfeitable at the date of grant. Accordingly, the measurement date for these warrants was the date of grant. The aggregate fair value of such warrants of $3,790, which was determined using the Black-Scholes option valuation model and the following assumptions: closing price of the Company's common stock on September 4, 2002 of $1.14 per share; expected life of seven years (which is also the contractual life of the warrants); dividend yield of zero; volatility of 1.56; and a risk-free interest rate of 3.63%, was recorded as a deferred customer incentive and is being recognized as a reduction of revenues on a straight-line basis over the five-year term of the agreement. None of these warrants were exercised during 2003 or had expired as of December 31, 2003.

      Other warrants for the purchase of 11,574 shares of the Company's common stock were outstanding as of December 31, 2003. Such warrants are exercisable at a purchase price of $0.01 per share and fully vested as of December 31, 2003. Unless exercised, all such warrants will expire on March 15, 2008. Warrants for the purchase of 225,000 shares of the Company's common stock expired in February 2003.

12. INCOME TAXES

      The Company has made no provision for income taxes in any period presented in the accompanying consolidated financial statements because it incurred operating losses in each of these periods. In addition, the Company made no provision for income taxes on the extraordinary gain resulting from the extinguishment of debt in 2001 (Note 3) due to the relevant Federal and state tax regulations governing the treatment of debt extinguishment income in Chapter 11 bankruptcy proceedings.

      A reconciliation of income taxes computed at the federal statutory rate (35%) to income tax expense (benefit) recorded in the Company's consolidated statements of operations is as follows:


                                               YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                           2003            2002         2001
                                      --------------    ---------   -----------
                                      (RESTATED, SEE
                                         NOTE 15)
Federal benefit at statutory
 rate (restated, see Note 15)         $      (39,306)   $ (64,690)  $  (241,139)
Nondeductible interest
 expense                                          --           --           878
Net operating losses with no
 current benefits                             33,807       65,704       206,948
Deferred variable
 stock-based compensation
 (restated, see Note 15)                       4,330           --            --
Deconsolidation of BlueStar                       --           --        23,915
Other                                          1,169       (1,014)        9,398
                                      --------------    ---------   -----------
  Income tax expense
   (benefit)                          $           --    $      --   $        --
                                      ==============    =========   ===========

      Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes are as follows:


                                                           DECEMBER 31,
                                                   --------------------------
                                                        2003         2002
                                                   ------------- ------------
Deferred tax assets:
Net operating loss carryforwards                   $    327,574  $    284,482
Capital loss carryforwards                               16,919        10,803
Deferred and unearned revenue                            37,921        45,600
Deconsolidation of BlueStar                              21,585        21,589
Unconsolidated investments in affiliates                  6,725        12,424
Depreciation and amortization                            38,158        36,037
Other                                                    12,231        11,107
                                                   ------------  ------------
  Total deferred tax assets                             461,113       422,042
Valuation allowance                                    (461,113)     (422,042)
                                                   ------------  ------------
  Net deferred tax assets                                    --            --
Deferred tax liabilities                                     --            --
                                                   ------------  ------------
  Net deferred taxes                               $         --  $         --
                                                   ============  ============


      Realization of the Company's deferred tax assets relating to net operating loss carryforwards and other temporary differences is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, the Company's net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased (decreased) by $39,071, $129,529 and $(145,941) during 2003, 2002 and 2001, respectively.

      As of December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of $762,000, which will expire beginning in 2022, if not utilized. As a result of the Company emerging from the bankruptcy (Note 3), the Company's federal net operating loss carryforwards were reduced by approximately $995,000 in 2001. The Company also had aggregate net operating loss carryforwards for state income tax of approximately $1,221,000, of which $14,856 will expire in 2004, $122,832 will expire in 2005, and $1,083,312 will expire thereafter, if not utilized. In addition, the Company had capital loss carryforwards for both federal and state income tax purposes of approximately $42,000, which begin to expire in 2006, if not utilized

      The tax benefits associated with employee stock options provided cumulative deferred tax benefits of approximately $6,938 and $2,300 for the years ended December 31, 2003 and 2002, respectively. Such deferred tax benefits have been offset by a valuation allowance and will be credited to additional paid-in capital when realized.

      The utilization of the Company's net operating loss may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and tax credits before utilization.

13. EMPLOYEE BENEFIT PLANS

DEFINED CONTRIBUTION PLAN

      The Company has a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Eligible employees may contribute amounts to the plan, via payroll withholding, subject to certain limitations. The Company does not match contributions by plan participants.

      In connection with the Company's acquisition of Laser Link.net, Inc. ("Laser Link") on March 20, 2000 and BlueStar (Notes 4 and 6), the Company merged Laser Link's and BlueStar's defined contribution retirement plan under
Section 401(k) of the Internal Revenue Code into the Company's defined contribution retirement plan.

1998 EMPLOYEE STOCK PURCHASE PLAN

      In January 1999, the Company adopted the 1998 Employee Stock Purchase Plan. Under this plan, eligible employees could purchase common stock at 85% of the lesser of the fair market value of the Company's common stock on the first day of the applicable twenty-four month offering period or the last day of the applicable six month purchase period. The 1998 Employee Stock Purchase Plan was terminated on April 28, 2003.

2003 EMPLOYEE STOCK PURCHASE PLAN

      In June 2003, following the termination of the 1998 Employee Stock Purchase Plan, the Company adopted the 2003 Employee Stock Purchase Plan. Under this plan, eligible employees may purchase common stock at 85% of: (i) the fair market value of the Company's common stock on the first day of the applicable twenty-four month offering period; or (ii) the fair market value on the last day of the applicable six-month purchase period.

STOCK OPTION PLANS

      The 1997 Stock Plan (the "Plan") provides for the grant of stock purchase rights and options to purchase shares of common stock to employees and consultants from time to time as determined by the

Company's board of directors. The options expire from two to eight years after the date of grant. As of December 31, 2003, the Company has reserved 14,895,194 shares of the Company's common stock under the Plan for sale and issuance at prices to be determined by the Company's board of directors.

      In connection with the Company's acquisition of Laser Link, the Company assumed Laser Link's stock option plan. Laser Link's stock option plan provides for the grant of options to purchase shares of common stock to employees and consultants from time to time. The options expire up to ten years after the date of grant. The Company assumed the Laser Link stock option plan at the time it acquired Laser Link and it is no longer issuing options under the Laser Link stock option plan. A maximum of 1,434,957 shares of the Company's common stock will be available for issuance under the Laser Link Plan. The options granted under the Laser Link plan are included in the data set forth below.

      In connection with the Company's acquisition of BlueStar, the Company assumed BlueStar's stock option plan. BlueStar's stock option plan provides for the grant of options to purchase shares of common stock to employees and consultants from time to time. The options expire up to ten years after the date of grant. The Company assumed the BlueStar stock option plan at the time it acquired BlueStar and it is no longer issuing options under the BlueStar stock option plan. A maximum of 1,251,182 shares of the Company's common stock will be available for issuance under the BlueStar stock option plan. The options granted under the BlueStar stock option plan are included in the data set forth below.

      The following table summarizes stock option activity for the years ended December 31, 2003, 2002 and 2001:


                                              NUMBER OF SHARES OF    OPTION PRICE PER
                                                 COMMON STOCK              SHARE
                                              -------------------    -----------------
Balance as of December 31, 2000                    27,734,375        $ 0.001 - $149.79
  Granted                                          24,726,003        $ 0.350 - $ 39.00
  Exercised                                        (4,100,977)       $ 0.001 - $  2.56
  Cancelled                                       (16,759,071)       $ 0.001 - $149.79
                                                  -----------        -----------------
Balance as of December 31, 2001                    31,600,330        $ 0.001 - $149.79
  Granted                                           2,231,048        $ 0.940 - $  2.30
  Exercised                                        (1,005,937)       $ 0.001 - $  2.56
  Cancelled                                        (7,150,427)       $ 0.001 - $149.79
                                                  -----------        -----------------
Balance as of December 31, 2002                    25,675,014        $ 0.001 - $149.79
  Granted                                           7,195,875        $ 0.570 - $  5.53
  Exercised                                        (4,984,279)       $ 0.001 - $  5.44
  Cancelled                                        (6,209,845)       $ 0.296 - $149.79
                                                  -----------        -----------------
Balance as of December 31, 2003                    21,676,765        $ 0.001 - $149.79
                                                  ===========        =================

      The following is a summary of the status of stock options outstanding at December 31, 2003:

                                        OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                  -------------------------------------------------------------  ------------------------------
     EXERCISE                            WEIGHTED-AVERAGE     WEIGHTED-AVERAGE     NUMBER OF   WEIGHTED-AVERAGE
    PRICE RANGE     NUMBER OF SHARES      LIFE REMAINING       EXERCISE PRICE       SHARES      EXERCISE PRICE
-----------------   ----------------     ----------------     -----------------  -----------   ----------------
$0.001 - $  0.48         594,439               4.06               $   0.28           429,847       $   0.23
$ 0.49 - $  0.56       2,987,310               5.70               $   0.55         1,269,337       $   0.55
$ 0.57 - $  0.72         451,965               6.21               $   0.68           199,946       $   0.69
$ 0.78 - $  0.84       2,356,825               5.48               $   0.84         1,415,761       $   0.84
$ 0.86 - $  1.17         948,540               6.53               $   1.05           309,610       $   1.05
$ 1.18 - $  1.28       4,954,980               7.57               $   1.28         1,428,203       $   1.28
$ 1.29 - $  2.56       2,081,123               5.60               $   1.80         1,211,408       $   1.86
$ 2.56 - $  2.56       2,499,601               5.22               $   2.56         2,031,856       $   2.56
$ 2.59 - $ 27.75       2,357,460               5.05               $  10.77         1,608,614       $  12.73
$27.83 - $149.79       2,444,522               3.84               $  43.62         2,384,705       $  43.29
                       ---------               ----               --------        ----------       --------
$0.001 - $149.79      21,676,765               5.76               $   7.09        12,289,287       $  11.02

      In addition to the recognition and reversal of stock-based compensation described in Note 1 under "Basis of Presentation," during the years ended December 31, 2003 and 2002, the Company reversed approximately $136 and $1,213, respectively, of stock-based compensation recorded in prior years due to the termination of certain employees (none in 2003). During the year ended December 31, 2003, the Company recorded deferred stock-based compensation of $26,778 as a result of stock options subject to variable accounting that were granted under the Company's 2003 Employee Stock Purchase Plan. During the year ended December 31, 2002, the Company recorded deferred stock-based compensation of approximately $426, as a result of employment status changes, stock option grants and restricted stock issuances with exercise or purchase prices that were less than the fair value of the Company's common stock at the date of grant or issuance (none in 2003 or 2001). These amounts are being amortized to operations over the respective vesting periods of the underlying options using a graded vesting method. Amortization (reversal) of deferred stock-based compensation for the years ended December 31, 2003, 2002 and 2001 was approximately $12,479, $(3,358) and $1,597, respectively. Included in the amortization of deferred stock-based compensation for the year ended December 31, 2001 is $302 relating to accelerated vesting provisions included in stock options granted to certain employees in previous years. These accelerated vesting provisions were triggered by the resignation of such employees during 2001. No similar amounts are included in the amortization of deferred stock-based compensation in 2003 and 2002.

      During the years ended December 31, 2002 and 2001, the Company extended the exercise period of options granted to certain former employees for the purchase of 272,184 and 244,550 shares, respectively, of the Company's common stock. Consequently, for the years ended December 31, 2002 and 2001, the Company recognized stock-based compensation expense of $221 and $253, respectively, which represents the difference between the exercise price of these options and the fair value of the Company's common stock on the respective dates of the option award modifications. The Company did not modify any stock-based awards in 2003.

      The Company grants options to consultants from time to time in exchange for services. In general, these options vest over the contractual period of the consulting arrangement. The Company granted options to consultants to purchase 347,000 shares of the Company's common stock in 2001. No options were granted to consultants in 2003 or 2002. The fair value of these options is being amortized to expenses over the vesting term of the options. The Company recorded expenses of $120, $64 and $186 for the fair value of these options in 2003, 2002 and 2001, respectively. As of December 31, 2003, 2002 and 2001 the fair value of the remaining unvested options granted to consultants was $22, $3 and $643, respectively. These charges are subject to adjustment based on the fair value of the Company's common stock on the date the options vest.

PRO FORMA STOCK-BASED COMPENSATION INFORMATION

      Pro forma information regarding the results of operations and net income
(loss) per share (Note 1) is determined as if the Company had accounted for its employee stock options using the fair value method. Under this method, the fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model.

      The Company uses the intrinsic value method in accounting for its employee stock options because, as discussed below, the alternative fair value accounting requires the use of option valuation models that were not developed for use in valuing employee stock options. Under the intrinsic value method, when the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      Option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      For the years ended December 31, 2003, 2002 and 2001, the fair value of the Company's stock-based awards to employees was estimated using the following weighted average assumptions:

                                STOCK OPTIONS              EMPLOYEE STOCK PURCHASE PLAN
                      --------------------------------   -------------------------------
                       2003        2002         2001      2003         2002       2001
                      -------     -------      -------   -------     -------     -------
Expected life of
 options in years        4.0         4.0          4.0       0.5         0.5         0.5
Volatility            131.70%     152.10%      169.20%   131.70%     152.10%     169.20%
Risk-free interest
 rate                   2.10%       3.10%        4.09%     1.08%       1.72%       3.45%
Expected dividend
 yield                  0.00%       0.00%        0.00%     0.00%       0.00%       0.00%

14. BUSINESS SEGMENTS

      The Company's business segments are strategic business units that are managed based upon differences in customers, services and marketing channels, even though the assets and cash flows from these operations are not independent of each other. Beginning in January 2004, the Company realigned its business and no longer maintains Covad Strategic Partnerships and Covad Broadband Solutions as separate business units. The Company presently operates two business segments. The wholesale ("Wholesale") segment focuses on delivering services to enterprise, corporate, small business, small office/home office ("SoHo") and consumer customers primarily through wholesale relationships with large ISPs, telecommunications carriers and other resellers. The direct ("Direct") segment focuses on small business and SoHo markets by selling services directly to end-users, as well as through independent authorized sales agents. All other business operations and activities of the Company are aggregated and reported as Corporate Operations. These operations and activities are primarily comprised of general corporate functions to support the Company's revenue producing segments as well as costs and expenses for headquarters facilities and equipment, depreciation and amortization, network capacity and other non-recurring or unusual items not directly attributable or allocated to the segments, gains and losses on the Company's investments, and income and expenses from the Company's treasury and financing activities.

      The accounting policies used in measuring segment assets and operating results are the same as those described in Notes 1 and 2. The Company evaluates the performance of, and allocates resources to, the segments based on segment net income or loss, which excludes certain operating expenses, including depreciation and amortization, and all other income and expense items, all of which are allocated to Corporate Operations. The Company does not allocate such operating expenses and other income and expense items to its business segments because it believes that these expenses and other income items are not directly controlled by the business segments.

      Segment information, including a reconciliation to the respective balances in the Company's consolidated financial statements, as of and for the years ended December 31, 2003, 2002 and 2001, are as follows (the Company's previously reported 2003, 2002 and 2001 segment information have been restated to conform to the Company's organizational structure that was implemented in January 2004):

                                                                                 TOTAL       CORPORATE   INTERCOMPANY  CONSOLIDATED
                                                    WHOLESALE     DIRECT       SEGMENTS     OPERATIONS   ELIMINATIONS     TOTAL
                                                    ---------   -----------   -----------   -----------  ------------  ------------
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2003:
Domestic revenues from unaffiliated customers,
    net...........................................  $ 298,221   $    90,630   $   388,851   $        --    $     --     $   388,851
Intersegment revenues ............................         --            --            --            --          --              --
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total revenues, net ...........................    298,221        90,630       388,851            --          --         388,851
Operating expenses ...............................    222,402        66,469       288,871       139,431          --         428,302
Depreciation and amortization ....................         --            --            --        56,559          --          56,559
Amortization of intangible assets ................         --            --            --        17,325          --          17,325
Provision for restructuring expenses .............        103           349           452           783          --           1,235
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total operating expenses ......................    222,505        66,818       289,323       214,098          --         503,421
                                                    ---------   -----------   -----------   -----------    --------     -----------
Income (loss) from operations ....................     75,716        23,812        99,528      (214,098)         --        (114,570)
                                                    ---------   -----------   -----------   -----------    --------     -----------
Interest income ..................................         --            --            --         2,105          --           2,105
Equity in losses of unconsolidated affiliates ....         --            --            --          (279)         --            (279)
Interest expense .................................         --            --            --        (5,526)         --          (5,526)
Other income (expense), net ......................         --            --            --         5,968          --           5,968
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total other income (expense), net .............         --            --            --         2,268          --           2,268
                                                    ---------   -----------   -----------   -----------    --------     -----------
    Net income (loss).............................  $  75,716   $    23,812   $    99,528   $  (211,830)   $     --     $  (112,302)
                                                    =========   ===========   ===========   ===========    ========     ===========
Assets............................................  $  52,210   $    17,362   $    69,572   $   265,139    $     --     $   334,711

                                                                                 TOTAL        CORPORATE  INTERCOMPANY  CONSOLIDATED
                                                    WHOLESALE     DIRECT       SEGMENTS     OPERATIONS   ELIMINATIONS     TOTAL
                                                    ---------   -----------   -----------   -----------  ------------  ------------
Capital expenditures for property and equipment ..  $      --   $        --   $        --   $    44,142    $     --     $    44,142
Payment of collocation fees and purchase of
     other intangible assets .... ................  $      --   $        --   $        --        14,889    $     --     $    14,889
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002:
Domestic revenues from unaffiliated customers,
    net...........................................  $ 326,659   $    56,837   $   383,496   $        --    $     --     $   383,496
Intersegment revenues ............................         --            --            --            --          --              --
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total revenues, net ...........................    326,659        56,837       383,496            --          --         383,496
Operating expenses ...............................    313,007        77,538       390,545        58,483          --         449,028
Depreciation and amortization ....................         --            --            --       112,438          --         112,438
Amortization of intangible assets ................         --            --            --        14,650          --          14,650
Non-cash litigation-related expenses .............         --            --            --       (11,628)         --         (11,628)
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total operating expenses ......................    313,007        77,538       390,545       173,943          --         564,488
                                                    ---------   -----------   -----------   -----------    --------     -----------
Income (loss) from operations ....................     13,652       (20,701)       (7,049)     (173,943)         --        (180,992)
                                                    ---------   -----------   -----------   -----------    --------     -----------
Interest income ..................................         --            --            --         5,122          --           5,122
Equity in losses of unconsolidated affiliates ....         --            --            --          (806)         --            (806)
Interest expense .................................         --            --            --        (5,581)         --          (5,581)
Other income (expense), net ......................         --            --            --        (2,571)         --          (2,571)
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total other income (expense), net .............         --            --            --        (3,836)         --          (3,836)
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Net income (loss)..............................  $  13,652   $   (20,701)  $    (7,049)  $  (177,779)   $     --     $  (184,828)
                                                    =========   ===========   ===========   ===========    ========     ===========
Assets............................................  $  58,158   $    11,335   $    69,493   $   372,668    $     --     $   442,161
Investments in unconsolidated affiliates:
   Domestic.......................................  $      --   $        --   $        --   $     1,026    $     --     $     1,026
Capital expenditures for property and equipment...  $      --   $        --   $        --   $    22,782    $     --     $    22,782
Payment of collocation fees.......................  $      --   $        --   $        --   $     3,782    $     --     $     3,782
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2001:
Domestic revenues from unaffiliated customers,
    net...........................................  $ 285,707   $    46,889   $   332,596   $        --    $     --     $   332,596
Intersegment revenues ............................         --            --            --            --          --              --
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total revenues, net ...........................    285,707        46,889       332,596            --          --         332,596
Operating expenses ...............................    490,107        90,651       580,758        85,726          --         666,484
Depreciation and amortization ....................         --            --            --       137,920          --         137,920
Amortization of intangible assets ................         --            --            --        12,919          --          12,919
Provision for restructuring expenses .............         --            --            --        14,364          --          14,364
                                                                                                           --------
Provision for long-lived asset impairment ........         --            --            --        11,988          --          11,988
                                                                                                           --------
Non-cash litigation-related expenses .............         --            --            --        25,801          --          25,801
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Total operating expenses ......................    490,107        90,651       580,758       288,718          --         869,476
                                                    ---------   -----------   -----------   -----------    --------     -----------
Loss from operations .............................   (204,400)      (43,762)     (248,162)     (288,718)         --        (536,880)
                                                    ---------   -----------   -----------   -----------    --------     -----------
Interest income ..................................         --            --            --        24,593          --          24,593
Equity in losses of unconsolidated affiliates ....         --            --            --       (13,769)         --         (13,769)
Interest expense .................................         --            --            --       (92,782)         --         (92,782)
                                                                                                           --------
Other income (expense), net ......................         --            --            --       (70,131)   $     --         (70,131)
                                                                                                           ========
Gain on extinguishment of debt ...................         --            --            --     1,033,727    $     --       1,033,727
                                                    ---------   -----------   -----------   -----------                 -----------
   Total other income (expense), net .............         --            --            --       881,638    $     --         881,638
                                                    ---------   -----------   -----------   -----------    --------     -----------
   Net income (loss)..............................  $(204,400)  $   (43,762)  $  (248,162)  $   592,920    $     --     $   344,758
                                                    =========   ===========   ===========   ===========    ========     ===========
Assets ...........................................  $  79,549   $     6,622   $    86,171   $   588,997    $     --     $   675,168
Investments in unconsolidated affiliates:
   Domestic.......................................  $      --   $        --   $        --   $     1,874    $     --     $     1,874
   International..................................  $      --   $        --   $        --   $     3,000    $     --     $     3,000
Capital expenditures for property and equipment...  $      --   $        --   $        --   $    15,732    $     --     $    15,732
Payment of collocation fees.......................  $      --   $        --   $        --   $     7,940    $     --     $     7,940


15. RESTATEMENT OF FINANCIAL STATEMENTS

      During the review process for the Company's condensed consolidated financial statements as of March 31, 2004 and for the three months then ended, the Company determined that certain employee stock options granted under the 2003 Employee Stock Purchase Plan were subject to variable accounting and that the Company's consolidated financial statements for the year ended December 31, 2003 need to be restated to correct the misstatement. The restatement involves a non-cash charge, which reflects the stock-based compensation expense for those options granted in 2003 that are subject to variable accounting. See Note 1 for further discussion of stock-based compensation.

      The following tables summarize certain of the effects of the restatement on the Company's consolidated financial statements as of and for the year ended December 31, 2003:

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





                                                            YEAR ENDED DECEMBER 31, 2003
                                                           -----------------------------
                                                            AS REPORTED      AS RESTATED
                                                           ------------     ------------
CONSOLIDATED STATEMENT OF OPERATIONS:
Network and product costs                                  $   283,401      $   288,122
Sales, marketing, general and administrative
expenses                                                   $   132,431      $   140,081
Total operating expenses                                   $   491,050      $   503,421
Loss from operation                                        $  (102,199)     $  (114,570)
Net loss                                                   $   (99,931)     $  (112,302)
Basic and diluted net loss per share                       $     (0.44)     $     (0.50)



                                                    AS OF DECEMBER 31, 2003
                                               -------------------------------
                                                 AS REPORTED     AS RESTATED
                                               --------------  ---------------
CONSOLIDATED BALANCE SHEET:
Additional paid-in capital                     $    1,624,489  $    1,651,267
Deferred stock-based compensation              $          (52) $      (14,459)
Accumulated deficit                            $   (1,629,267) $   (1,641,638)


      Furthermore, certain additional information in Note 1 and Notes 12-14 has been restated to reflect the effects of the restatement.



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